                                                                    EXHIBIT 10.3


                                                           EXECUTION COUNTERPART




           **********************************************************




                            SUIZA FOODS CORPORATION

                         _____________________________


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         $1,000,000,000 Credit Facility

                            Dated as of May 22, 1998

                         ______________________________


                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent


                      THE FIRST NATIONAL BANK OF CHICAGO,
                              as Syndication Agent




           **********************************************************

                               TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                                     Page
Section 1.          Definitions and Accounting Matters...................................
        1.01        Certain Defined Terms................................................
        1.02        Accounting Terms and Determinations..................................
        1.03        Types of Loans.......................................................

Section 2.          Commitments, Loans, Notes and Prepayments............................
        2.01        Loans................................................................
        2.02        Borrowings...........................................................
        2.03        Changes of Commitments...............................................
        2.04        Commitment Fee.......................................................
        2.05        Lending Offices......................................................
        2.06        Several Obligations; Remedies Independent............................
        2.07        Notes................................................................
        2.08        Optional Prepayments and Conversions or Continuations of Loans.......
        2.09        Letters of Credit....................................................
        2.10        Optional Extension of Commitment Termination Date....................

Section 3.          Payments of Principal and Interest...................................
        3.01        Repayment of Loans...................................................
        3.02        Interest.............................................................

Section 4.          Payments; Pro Rata Treatment; Computations; Etc......................
        4.01        Payments.............................................................
        4.02        Pro Rata Treatment...................................................
        4.03        Computations.........................................................
        4.04        Minimum Amounts......................................................
        4.05        Certain Notices......................................................
        4.06        Non-Receipt of Funds by the Agent....................................
        4.07        Sharing of Payments, Etc.............................................

Section 5.          Yield Protection, Etc................................................
        5.01        Additional Costs.....................................................
        5.02        Limitation on Types of Loans.........................................
        5.03        Illegality...........................................................
        5.04        Treatment of Affected Loans..........................................
        5.05        Compensation.........................................................
        5.06        Net Payments; Taxes..................................................
        5.07        Replacement of Lenders...............................................
        5.08        Additional Costs in Respect of Letters of Credit.....................

Section 6.          Conditions Precedent.................................................
        6.01        Conditions to Effectiveness..........................................
        6.02        Conditions Precedent to Lending for Permitted Acquisitions...........
        6.03        Conditions to all Extensions of Credit...............................

Section 7.          Representations and Warranties.......................................
        7.01        Corporate Existence..................................................
        7.02        Financial Condition..................................................
        7.03        Litigation...........................................................
        7.04        No Breach............................................................
        7.05        Action...............................................................
        7.06        Approvals............................................................
        7.07        Use of Credit........................................................
        7.08        ERISA................................................................
        7.09        Taxes................................................................
        7.10        Investment Company Act...............................................
        7.11        Public Utility Holding Company Act...................................
        7.12        Material Agreements and Liens........................................
        7.13        Environmental Matters................................................
        7.14        Capitalization.......................................................
        7.15        Subsidiaries, Etc....................................................
        7.16        Title to Assets......................................................
        7.17        True and Complete Disclosure.........................................
        7.18        Solvency.............................................................
        7.19        Year 2000 Problem....................................................

Section 8.          Covenants of the Company.............................................
        8.01        Financial Statements, Etc............................................
        8.02        Litigation...........................................................
        8.03        Existence, Etc.......................................................
        8.04        Insurance............................................................
        8.05        Prohibition of Fundamental Changes...................................
        8.06        Limitation on Liens..................................................
        8.07        Indebtedness.........................................................
        8.08        Investments..........................................................
        8.09        [Intentionally left blank]...........................................
        8.10        Leverage Ratio.......................................................
        8.11        Minimum Net Worth....................................................
        8.12        [Intentionally left blank]...........................................
        8.13        Interest Coverage Ratio..............................................
        8.14        Lines of Business....................................................
        8.15        Transactions with Affiliates.........................................
        8.16        Use of Proceeds......................................................
        8.17        Certain Obligations Respecting Subsidiaries..........................

        8.18        Modifications of Certain Documents...................................

Section 9.          Events of Default....................................................

Section 10.         The Agent............................................................
        10.01       Appointment, Powers and Immunities...................................
        10.02       Reliance by Agent....................................................
        10.03       Defaults.............................................................
        10.04       Rights as a Lender...................................................
        10.05       Indemnification......................................................
        10.06       Non-Reliance on Agent and Other Lenders..............................
        10.07       Failure to Act.......................................................
        10.08       Resignation or Removal of Agent......................................
        10.09       Agency Fee...........................................................
        10.10       Consents under Other Loan Documents..................................
        10.11       Syndication Agent....................................................

Section 11.         Miscellaneous........................................................
        11.01       Waiver...............................................................
        11.02       Notices..............................................................
        11.03       Expenses, Etc........................................................
        11.04       Amendments, Etc......................................................
        11.05       Successors and Assigns...............................................
        11.06       Assignments and Participations.......................................
        11.07       Survival.............................................................
        11.08       Captions.............................................................
        11.09       Counterparts.........................................................
        11.10       Governing Law; Submission to Jurisdiction;
                    Service of Process and Venue.........................................
        11.11       Waiver of Jury Trial.................................................
        11.12       Treatment of Certain Information; Confidentiality....................

SCHEDULE I          Existing Material Agreements and Liens
SCHEDULE II         Environmental Matters
SCHEDULE III        Subsidiaries and Investments
SCHEDULE IV         Litigation
SCHEDULE V          Existing Letters of Credit

EXHIBIT A           Form of Note
EXHIBIT B           Form of Security Agreement
EXHIBIT C           Form of Subsidiary Guarantee and Security Agreement
EXHIBIT C-1         Form of Joinder Agreement
EXHIBIT D           Form of Opinion of Counsel to the Obligors
EXHIBIT E           Form of Opinion of Special New York Counsel to First Union
EXHIBIT F           Form of Confidentiality Agreement
EXHIBIT G           Form of Assignment and Acceptance
EXHIBIT H-1         Form of Notice of Borrowing
EXHIBIT H-2         Form of Notice of Prepayment
EXHIBIT H-3         Form of Notice of Conversion/Continuation
EXHIBIT H-4         Form of Notice of Account Designation

           AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 22, 1998 between: SUIZA FOODS CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Sections 2.03(c), 2.10 or 11.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and FIRST UNION NATIONAL BANK, a national banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

           WHEREAS, the Company, certain of the Lenders and the Agent are party to a Credit Agreement dated as of November 26, 1997 (as modified and supplemented and in effect on the date hereof, the "Existing Credit Agreement"), providing, subject to the terms thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the lenders party thereto to the Company in an aggregate principal or face amount not exceeding $1,250,000,000.

           WHEREAS, the parties hereto now wish to amend and restate the Existing Credit Agreement by, among other things, increasing the aggregate amount of the revolving credit facility available to the Company from $700,000,000 to $1,000,000,000 (as the same may be increased pursuant to Section 2.03(c) hereof), by repaying in full the term loans extended to the Company under the Existing Credit Agreement, and amending certain of the other provisions thereof, and in that connection, wish to amend and restate the Existing Credit Agreement in its entirety, it being the intention of the parties hereto that the revolving credit loans and letters of credit outstanding under the Existing Credit Agreement to or for the account of the Company on the Effective Date (as hereinafter defined) shall continue and remain outstanding and not be repaid on the Effective Date, but shall be assigned and reallocated among the Lenders as provided in Section 2 hereof and accordingly the Loans and Commitments (as hereinafter defined) are not in novation or discharge thereof.

           WHEREAS, each of the Obligors (as hereinafter defined) expects to derive benefit, directly or indirectly, from the credit facilities so made available to the Company, both in its separate capacity and as a member of the integrated group, since the successful operation of each of the Company and its Subsidiaries is dependent on the continued successful performance of the functions of the integrated group as a whole.

           Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (as hereinafter defined), be amended and restated in its entirety as follows:

               I.  SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS

      A. 1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

           "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form supplied by the Agent.

           "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and (b) none of the Wholly Owned Subsidiaries of the Company, nor Franklin Plastics, Inc., a Delaware corporation, nor any of its Wholly-Owned Subsidiaries shall be Affiliates; provided that Unrestricted Subsidiaries shall be Affiliates.

           "Applicable Commitment Fee Rate" shall mean 0.225% per annum; provided that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Quarterly Date falling on or nearest to September 30, 1998 shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Commitment Fee Rate" shall be adjusted upwards or downwards, as the case may be, to the rate per annum set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next such certificate to be delivered under this definition is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Commitment Fee Rate shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):

          Range of Leverage Ratio                Applicable Commitment Fee Rate
          -----------------------                ------------------------------
      Less than or equal to 1.75:1                           0.15%
      Greater than 1.75:1 but less                           0.20%
        than or equal to 2.75:1
      Greater than 2.76:1                                    0.225%





                                      NOTE

           "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

           "Applicable Margin" shall mean: with respect to Loans that are Base Rate Loans, 0% and/or Eurodollar Loans, 0.75% per annum; provided that if the Leverage Ratio as at the last day of any fiscal quarter of the Company ending on or after the Quarterly Date falling on or nearest to September 30, 1998 shall fall within any of the ranges set forth below then, upon the delivery to the Agent of a certificate of a Responsible Financial Officer of the Company (which shall accompany the financial statements for such fiscal quarter delivered under Section 8.01(a) hereof on which the calculation of such Leverage Ratio is based) demonstrating such fact prior to the end of the next succeeding fiscal quarter, the "Applicable Margin" for each Loan shall be adjusted upwards or downwards, as the case may be, to the rate per annum for the respective Type of Loan set forth below opposite such range during the period commencing on the third Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier (except that, notwithstanding the foregoing, the Applicable Margin for any such Loan shall not as a consequence of this proviso be so reduced for any period during which an Event of Default shall have occurred and be continuing):



                                                                   Applicable Margin (% p.a.)

               Range of Leverage Ratio               Base Rate Loans                   Eurodollar Loans
               -----------------------               ---------------                   ----------------
           Less than or equal to 1.75:1                     0%                              0.50%
           Greater than 1.75:1 but less                     0%                              0.625%
             than or equal to 2.75:1
           Greater than 2.75:1                              0%                              0.75%

           "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

           "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

           "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.





                                      NOTE

           "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in North Carolina and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

           "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

           "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Collateral Account" shall mean with respect to the Company, the Collateral Account as defined in the Security Agreement, and with respect to any Subsidiary of the Company party to the Subsidiary Guarantee and Security Agreement, the Collateral Account as defined therein.

           "Commission" shall mean the Securities and Exchange Commission or any governmental agency substituted therefor.

           "Commitment" shall mean, for each Lender, the obligation of such Lender to make Loans to the Company in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to Sections 2.03(c), 2.10 or 11.06 hereof, as specified in the respective instrument pursuant to which such Person agrees to become a Lender hereunder (as the same may be reduced or increased from time to time pursuant to Sections 2.03(c), 2.10 and 11.06 hereof). The original aggregate principal amount of the Commitments is $1,000,000,000.

           "Commitment Percentage" shall mean, with respect to any Lender, the ratio of (a) the amount of the Commitment of such Lender to (b) the aggregate amount of the Commitments of all of the Lenders.





                                      NOTE

           "Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to March 31, 2003, or as the same may be extended pursuant to
Section 2.10 hereof.

           "Commonwealth" shall mean the Commonwealth of Puerto Rico and its political subdivisions, municipalities, agencies and instrumentalities.

           "Company" shall have the meaning assigned to such term in the preamble of this Agreement.

           "Consent Date" shall have the meaning assigned to such term in
Section 2.10 hereof.

           "Continental Can" shall mean Continental Can Company, Inc., a Delaware corporation.

           "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

           "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

           "Debt Service" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP but excluding Unrestricted Subsidiaries), of the following: (a) all payments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) scheduled to be made during such period plus (b) all Interest Expense for such period.

           "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

           "Disposition" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any other Person, excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

           "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of





                                      NOTE
its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company.

           "Dollars" and "$" shall mean lawful money of the United States.

           "EBITDA" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, but excluding Unrestricted Subsidiaries), of the following: (a) operating income (calculated before income taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining operating income) for such period plus
(c) other income not exceeding $10,000,000 for such period.

           "Effective Date" shall mean the date on which all of the conditions to effectiveness of this Agreement set forth in Section 6.01 hereof shall have been satisfied or waived.

           "Environmental Claim" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

           "Environmental Laws" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

           "Equity Issuance" shall mean (a) any issuance or sale by the Company or any of its Subsidiaries after the Effective Date of (i) any capital stock,
(ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or any of its Subsidiaries, pursuant to employee benefit





                                      NOTE
plans established in the ordinary course of business and any capital stock of the Company or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Subsidiaries or (b) the receipt by the Company or any of its Subsidiaries whether directly (or indirectly through one or more of its Subsidiaries) after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary of the Company or (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company.

           "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

           "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum for deposits in Dollars for a period comparable to such Interest Period which appears on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service as of 11:00 a.m. London time two Business Days preceding the first day of such Interest Period or, if such display page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time; provided, however, that if the Agent determines that the relevant foregoing source is unavailable for the relevant Interest Period, Eurodollar Base Rate shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars in immediately available funds are offered to the Agent or other money center banks two Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 11:00 a.m. London time for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the relevant Loan.

           "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.





                                      NOTE

           "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

           "Event of Default" shall have the meaning assigned to such term in
Section 9 hereof.

           "Excluded Disposition" shall mean the Disposition of (i) an Investment Tax Credit or (ii) any motor vehicles or other equipment no longer used or useful in the business of the Company or any of its Subsidiaries to the extent the proceeds thereof are used to acquire similar replacement Property.

           "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals of this Agreement.

           "Existing Lender" shall mean any "Facility A Lender" or any "Facility B Lender" party to the Existing Credit Agreement.

           "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to First Union on such Business Day on such transactions as determined by the Agent.

           "First Union" shall mean First Union National Bank.

           "Foreign Subsidiary" shall mean a Subsidiary of the Company or any of its Subsidiaries that is not created or organized in the United States of America or under the laws of the United States of America or of any state of the United States of America or the District of Columbia.

           "Franklin Plastics Stockholders Agreement" shall mean the Stockholders Agreement, dated July 31, 1997, by and among the Company, Franklin Plastics, Inc., a Delaware corporation, Peter M. Bernon and Alan J. Bernon.

           "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.





                                      NOTE

           "Garrido" shall mean Garrido y Compania, Inc., a Puerto Rico corporation.

           "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

           "Hazardous Material" shall mean, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

           "Included Trust Issued Securities" shall mean each series of Trust Issued Securities, provided that (i) GAAP does not require such Trust Issued Securities to be treated as debt on the Company's financial statements (and, if GAAP subsequently does require such Trust Issued Securities to be treated as debt on the Company's financial statements, such Trust Issued Securities shall continue to be Included Trust Issued Securities for ninety days after such requirement becomes effective, provided that clauses (ii), (iii) and (iv) below continue to apply); (ii) at least five quarters remain during which the Company may defer interest payments on the subordinated debentures related to such Trust Issued Securities, (iii) if a Default shall have occurred and be continuing, no interest or principal is paid on the subordinated debentures related to such Trust Issued Securities; and (iv) the then existing Commitment Termination Date is earlier than the date on which the Company may no longer defer interest payments on the subordinated debentures related to such Trust Issued Securities.

           "Increased Commitment Date" shall have the meaning assigned to such term in Section 2.03(c) hereof.

           "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person and including any





                                      NOTE
debentures sold by the Company or its Subsidiaries in connection with the Trust Issued Securities from the date which is ninety days after the date such debentures are distributed to the holders of the Trust Issued Securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

           "Interest Coverage Ratio" shall mean, as at any date, the ratio of
(a) EBITDA for a period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date to (b) Interest Expense for such period.

           "Interest Expense" shall mean, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP, but excluding Unrestricted Subsidiaries), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding amortization of any deferred loan costs incurred in connection with the transactions contemplated hereby and in connection with Indebtedness permitted under Section 8.07 hereof) capitalized or expensed during such period (whether or not actually paid during such period), but excluding any non-cash interest, plus (b) the net amount payable (or minus the net amount receivable) under Interest Rate Protection Agreements during such period (whether or not actually paid or received during such period) minus (c) all interest income for such period.

           "Interest Period" shall mean with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Loan would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month for any Eurodollar Loan and, if the Interest Period for any such Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder for such period.





                                      NOTE

           "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

           "Interest Rate Protection Obligations" shall mean the obligations of any Obligor in respect of Interest Rate Protection Agreements permitted under
Section 8.08(d) hereof.

           "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale, but excluding any notes or other securities taken in satisfaction of or in compromise of delinquent accounts or loans or advances);
(b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

           "Investment Tax Credit" shall mean an investment tax credit to which the Company or any of its Subsidiaries may be entitled pursuant to the Puerto Rico Agricultural Tax Incentives Act of 1995.

           "Issuing Bank" shall mean any of First Union, Bank of America, Nevada (solely for the purpose of the Letter of Credit issued for the account of Model Dairy, Inc. as permitted by Section 8.07(e) hereof and provided that Bank of America, Nevada enters into an agreement in form and substance satisfactory to the Agent pursuant to which Bank of America, Nevada assumes all of the rights and obligations of an Issuing Bank hereunder) and any Lender, each in its capacity as an issuer of a Letter of Credit under Section 2.09 hereof, together with its successors and assigns in such capacity.

           "Joinder Agreement" shall mean a Joinder Agreement, substantially in the form of Exhibit C-1 to this Agreement.

           "Letter of Credit" shall have the meaning assigned to such term in the first sentence of Section 2.09 hereof.

           "Letter of Credit Documents" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other





                                      NOTE
documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same shall be modified and supplemented and in effect from time to time.

           "Letter of Credit Interest" shall mean, for each Lender, such Lender's participation interest in an Issuing Bank's liability under Letters of Credit (or, in the case of an Issuing Bank, such Issuing Bank's retained interest therein) and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

           "Letter of Credit Liability" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than an Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.09 hereof, and such Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Lenders other than such Issuing Bank of their participation interests under said Section 2.09, together with its successors and assigns in such capacity.

           "Leverage Ratio" shall mean, as at any date, the ratio of (a) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries, on a consolidated basis, but excluding Unrestricted Subsidiaries, at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such date; provided that if the Company or any of such Subsidiaries shall have acquired any business, Property or Person during such period (whether before, on or after the Effective Date), EBITDA shall, to the extent the Company shall have delivered audited financial statements (or, if audited financial statements are not available to the Company, unaudited financial statements (i) reviewed by independent certified accountants of recognized national standing and acceptable to the Agent and
(ii) in form satisfactory to the Agent) for the acquired business, Property or Person for such period, be adjusted to reflect on a pro forma basis EBITDA for such business, Property or Person as if such business, Property or Person had been acquired at the beginning of such period; provided further that the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries shall not include the aggregate face amount of Included Trust Issued Securities or the principal amount of any debentures sold by the Company or its Subsidiaries in connection therewith (x) so long as such debentures are not distributed to the holders of the Trust Issued Securities or (y) if such debentures are distributed to the holders of the Trust Issued Securities, from the date which is ninety days after the date such debentures are distributed to the holders of the Trust Issued Securities.

           "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a





                                      NOTE

Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

           "Loans" shall mean the loans provided for by Section 2.01(a) and (b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

           "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents and the Security Documents.

           "LOS Preferred Member Interests" shall mean the preferred member interests issued by Land-O-Sun Dairies, L.L.C., pursuant to, and in accordance with, the Amended and Restated Operating Agreement of Land-O-Sun Dairies, L.L.C., in effect on the Effective Date.

           "Majority Lenders" shall mean, as at any time, Lenders having at least 51% of the sum of (a) the aggregate unused amount, if any, of the Commitments as at such time plus (b) the aggregate outstanding principal amount of the Loans at such time plus (c) the aggregate amount of all Letter of Credit Liabilities at such time.

           "Margin Stock" shall mean "margin stock" within the meaning of Regulations U and X.

           "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith or under the Loan Documents.

           "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

           "Net Available Proceeds" shall mean, in the case of any Equity Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection therewith.

           "Net Purchase Price" shall mean 100% of the purchase price (including all cash payments, and Indebtedness assumed, but excluding any Equity Issuance) paid by the Company or any of its Subsidiaries for any business, Property or Person in connection with a Permitted Acquisition minus any cash on the balance sheet of the Person or included in the business or Property being acquired pursuant to such Permitted Acquisition.





                                      NOTE

           "Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication, but excluding Unrestricted Subsidiaries) of (a) the amount of capital stock plus
(b) the amount of additional paid-in capital plus (c) the amount of retained earnings (or, in the case of any retained earnings deficit, minus the amount of such deficit) plus (d) the aggregate outstanding face amount of Included Trust Issued Securities.

           "New Lender" shall mean any Lender that is not an Existing Lender.

           "Notes" shall mean the promissory notes provided for by Section 2.07(a) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

           "Obligor" shall mean the Company and each Subsidiary of the Company party to any Security Document.

           "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of any business or Property from, or capital stock of, any Person, provided that, (i) unless otherwise consented to in writing by the Majority Lenders, the Net Purchase Price of such acquisition shall not equal or exceed $300,000,000; (ii) if the subject of such acquisition is a Person, the Company and/or its Subsidiaries shall not acquire less than 80% of the issued and outstanding ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in such Person; (iii) such business, Property or Persons shall be in the same line or lines of business currently engaged in by the Company or any of its Subsidiaries, or as permitted by Section 8.14 hereof and, in the case of an acquisition the Net Purchase Price of which exceeds $100 million, the Company shall have so certified to the Agent; (iv) on a pro forma basis, after giving effect to such acquisition, the Company shall be in compliance with Sections 8.10, 8.11 and 8.13 hereof and, in the case of an acquisition the Net Purchase Price of which exceeds $100 million, the Company shall have so certified to the Agent; (v) the Company and such Person shall have complied with the applicable requirements of Section 8.17 hereof, and (vi) such Person (if publicly held) shall be aware of and shall not have objected to such acquisition.

           "Permitted Equity Rights" shall mean, as of the Effective Date, (i) the Equity Rights established pursuant to the items disclosed in Part A of
Schedule III attached hereto, (ii) the warrants for the purchase of capital stock of Franklin Plastics, Inc., a Delaware corporation, (iii) the Equity Rights set forth in the Franklin Plastics Stockholders Agreement, (iv) the Equity Rights of the holders of the LOS Preferred Member Interests, (v) the Equity Rights held by the holders of the Trust Issued Securities, in accordance with the terms thereof and (vi) the Equity Rights held by certain investors in Suiza Capital Trust and Suiza Capital





                                      NOTE

Trust II; as each of the above may be amended, modified and supplemented from time to time (subject to restriction on such amendments, modifications and supplements set forth herein).

           "Permitted Investments" shall mean: (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or of any agency thereof, in either case maturing not more than one year from the date of acquisition thereof; (b) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of such acquisition, having the highest rating obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies ("S&P") or Moody's Investors Services ("Moody's"); (c) certificates of deposit issued by, or repurchase agreements with, any bank or trust company organized under the laws of the United States or any state thereof or the Commonwealth and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than one year from the date of acquisition thereof; (d) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than nine months from the date of acquisition thereof; and (e) Eurodollar time deposits having a maturity of less than six months purchased directly from any bank meeting the criteria set forth in clause (c) above (whether such deposit is with such bank or any other such bank).

           "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

           "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

           "Post Default Rate" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), and in respect of any principal of any Loan during any period commencing upon the occurrence of any Event of Default and thereafter for so long as any Event of Default shall be continuing, a rate per annum during the period from and including the due date or the date such Event of Default occurs to but excluding the earlier of the date on which such amount is paid in full or such Event of Default ceases to be continuing equal to 2% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition).

           "Prime Rate" shall mean the rate of interest from time to time announced by First Union at its principal office as its prime commercial lending rate.





                                      NOTE

           "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal (including, without limitation, cash) or mixed and whether tangible or intangible.

           "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1998.

           "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

           "Regulatory Change" shall mean, with respect to any Lender, any change after the date of this Agreement in United States Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations or in the law or regulations of the Commonwealth (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

           "Reimbursement Obligations" shall mean, at any time, the obligations of the Company then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by an Issuing Bank in respect of any drawings under a Letter of Credit.

           "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

           "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

           "Responsible Financial Officer" shall mean, with respect to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of such Person.





                                      NOTE

           "Security Agreement" shall mean the Amended and Restated Security Agreement between the Company and the Agent, substantially in the form of Exhibit B to this Agreement, as the same may be amended, modified and supplemented and in effect from time to time.

           "Security Documents" shall mean, collectively, the Security Agreement, the Subsidiary Guarantee and Security Agreement, any pledge agreement required pursuant to Section 8.17(a) herein, and all Uniform Commercial Code financing statements and/or other filings required hereby or thereby to be filed with respect to the security interests in personal Property created pursuant hereto or thereto.

           "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

           "Subsidiary Guarantee and Security Agreement" shall mean the Amended and Restated Subsidiary Guarantee and Security Agreement between the Subsidiaries of the Company listed on Schedule III hereto as of the Effective Date (other than Garrido, Suiza Capital Trust II and Unrestricted Subsidiaries) and the Agent, substantially in the form of Exhibit C to this Agreement, as the same may be amended, modified and supplemented and in effect from time to time.

           "Subsidiary Guarantors" shall mean each of the Subsidiaries of the Company listed on Schedule III hereto as of the Effective Date (other than Garrido, Suiza Capital Trust II and Unrestricted Subsidiaries), and each Supplemental Guarantor.

           "Suiza Capital Trust" shall mean Suiza Capital Trust, a Delaware statutory business trust and Subsidiary of the Company.

           "Suiza Capital Trust II" shall mean Suiza Capital Trust II, a Delaware statutory business trust and Subsidiary of the Company.

           "Supplemental Guarantor" shall mean each Subsidiary of the Company which becomes a party to the Subsidiary Guarantee and Security Agreement pursuant to a Joinder Agreement or executes a pledge agreement according to the requirements of Section 8.17 hereof.

           "Taxes" shall have the meaning assigned to such term in Section 5.06(a) hereof.





                                      NOTE

           "TCPS" shall mean the 5 1/2% Trust Convertible Preferred Securities issued by Suiza Capital Trust II in accordance with the terms and provisions of the Amended and Restated Declaration of Trust dated as of March 24, 1998 among the Borrower, as Depositor, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, Tracy L. Noll, J. Michael Lewis and Joseph B. Armes, each an Administrative Trustee and the Holders (as defined therein).

           "TIPES" shall mean the 5% Preferred Securities issued by Suiza Capital Trust in accordance with the terms and provisions of the Amended and Restated Declaration of Trust dated as of February 20, 1998 among the Borrower, as Sponsor, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Property Trustee, J. Michael Lewis, as Regular Trustee and the Holders (as defined therein).

           "Trust Issued Securities" shall mean, collectively, the TIPES and the TCPS.

           "Type" shall have the meaning assigned to such term in Section 1.03 hereof.

           "United States" shall mean the United States of America.

           "Unrestricted Subsidiaries" shall mean Continental Can and its Subsidiaries and any other Subsidiaries of the Company designated as Unrestricted Subsidiaries with the consent of the Agent and the Majority Lenders.

           "U.S. Taxes" shall have the meaning assigned to such term in Section 5.06(b) hereof.

           "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      B.   1.02        ACCOUNTING TERMS AND DETERMINATIONS.

           (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 8.01 hereof unless (i) the Company shall have objected to determining such





                                      NOTE
compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

           (b) The Company shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

           (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8 hereof, the Company will not, without the prior consent of the Majority Lenders, change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

      C. 1.03 TYPES OF LOANS. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

           II.  SECTION 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS

      A.   2.01  LOANS.

           (a) Facility A Loans. On the Effective Date, the "Facility A Loans" (as defined in the Existing Credit Agreement) held by the Existing Lenders under the Existing Credit Agreement shall automatically, and without any action on the part of any Person, be deemed to be Loans hereunder and each of the New Lenders that is a Lender (and each Existing Lender, if any, whose relative proportion of Commitments hereunder is increasing over the proportion of "Facility A Loans" held by it under the Existing Credit Agreement) shall by assignments from the Existing Lenders (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Effective Date) acquire a portion of the Loans of the Existing Lenders so designated in such amounts and the Lenders shall, through the Agent, make such other adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments, the Lenders shall hold Loans hereunder ratably in accordance with their respective Commitments. On the Effective Date all Interest Periods under the Existing Credit Agreement in respect of the "Facility A Loans" under and as defined in the Existing Credit Agreement shall automatically be terminated (and the Company shall on the Effective Date make payments to the Existing Lenders that held such "Facility A Loans" under Section 5.05 thereof to compensate for such termination as if such termination





                                      NOTE
were a payment or prepayment referred to in said Section 5.05), and subject to the provisions of paragraph (c) below, the Company shall be permitted to continue such "Facility A Loans" as Eurodollar Loans hereunder, or to convert such "Facility A Loans" into Base Rate Loans hereunder.

           (b) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Company in Dollars during the period from and including the Effective Date to but not including the Commitment Termination Date in an aggregate principal amount (including any Loans continued or acquired by it under paragraph (a) above) at any one time outstanding up to but not exceeding the amount of the Commitment of such Lender as in effect from time to time (such Loans being herein called "Loans"); provided that in no event shall the aggregate principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments as in effect from time to time.
Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and/or Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.08 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.08 hereof).

           (c) Adjustments Generally. On the date three Business Days prior to the Effective Date, the Agent shall notify each Lender of the amount of Loans required to be made by such Lender (if any) to the Company on the Effective Date, the amount of increase or decrease in each Commitment of such Lender and of any other assignments or adjustments that the Agent deems necessary and advisable such that after giving effect to the transactions contemplated in this Section to occur on the Effective Date, each Lender's Commitments shall be in accordance with the Commitments set forth opposite its name on the signature pages hereof, each Lender's Loans to the Company shall not exceed its pro rata portion of all Loans then outstanding to the Company hereunder and the unused Commitments of all the Lenders plus all outstanding Loans and Letter of Credit Liabilities under this Agreement shall not exceed $1,000,000,000 in aggregate principal amount. Any such assignments shall be deemed to occur hereunder automatically on the Effective Date and without any requirement for additional documentation and in the case of any such assignment, the assigning party shall be deemed to represent and warrant to each assignee that it has not created any adverse claim upon the interest being assigned and that such interest is free and clear of any adverse claim. Each Lender hereby agrees to give effect to the instructions of the Agent to such Lender contained in the notice described above.

           (d) Limit on Certain Loans. No more than six separate Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time.

      B.   2.02  BORROWINGS.

           (a) The Company shall give the Agent notice of each borrowing hereunder as provided in Section 4.05 hereof.





                                      NOTE

           (b) With respect to each borrowing, not later than 3:30 p.m. Charlotte, North Carolina time on the date specified for such borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it to the Company on such date to the Agent at any account designated by the Agent, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in the deposit account of the Company identified in the most recent Notice of Account Designation substantially in the form of Exhibit H-4 hereto delivered by the Company to the Agent or as may be otherwise agreed by the Company and the Agent from time to time.

      C.   2.03  CHANGES OF COMMITMENTS.

           (a) The aggregate amount of each of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

           (b) The Company shall have the right at any time or from time to time (i) so long as no Loans or Letter of Credit Liabilities in respect of Letters of Credit are outstanding, to terminate the Commitments, and (ii) to reduce the aggregate unused amount of any of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities); provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and
(y) each such partial reduction shall be in an aggregate amount at least equal to $2,000,000 (or a larger multiple of $1,000,000).

           (c) Increase in Commitments. The Company shall have the right at any one time to increase the aggregate Commitments in an amount up to but not exceeding $250,000,000 in the aggregate by adding to this Agreement one or more other lenders (which may include any Lender (with the consent of such Lender)) (each such lender an "Additional Lender") with the approval of the Agent (not to be unreasonably withheld), each of which Additional Lenders shall have entered into an agreement in form and substance satisfactory to the Borrower and the Agent pursuant to which such Additional Lender shall undertake a Commitment (and if any such Additional Lender is a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder) which such Commitment shall be in an amount at least equal to $10,000,000 or a larger integral multiple of $1,000,000, and upon the effectiveness of such agreement (the date of the effectiveness of any such agreement being hereinafter referred to as the "Increased Commitment Date") such Additional Lender shall thereupon become a "Lender" for all purposes of this Agreement.

           On the Increased Commitment Date, each Additional Lender shall by assignments from the other Lenders (which assignments shall be deemed to occur hereunder automatically, and without any requirement for additional documentation, on the Increased Commitment Date) acquire a portion of the Loans of the other Lenders (and the Lenders shall, through the Agent, make such other adjustments among themselves as shall be necessary) so that after giving effect to such assignments and adjustments the Lenders shall hold Loans hereunder ratably in accordance with their respective Commitments. The Company shall compensate each Lender





                                      NOTE
whose outstanding Loans have decreased as a result of the foregoing assignments and adjustments as if such decrease were a payment or prepayment referred to in
Section 5.05 hereof.

Notwithstanding the foregoing, the increase in the aggregate Commitments hereunder pursuant to this Section 2.03(c) shall be effective only if:

           (i) the Borrower shall have given the Agent notice of any such increase at least five Business Days prior to any such Increased Commitment Date;

           (ii) no Default or Event of Default shall have occurred and be continuing as of the date of the notice referred to in the foregoing clause (i) or on the Increased Commitment Date; and

           (iii) the resulting aggregate amount of the Commitments is no greater than $1,250,000,000.

           (d) The Commitments once terminated or reduced may not be reinstated.

      D. 2.04 COMMITMENT FEE. The Company shall pay to the Agent for account of each Lender a commitment fee on the daily average unused amount of such Lender's Commitment (for which purpose the aggregate amount of any Letter of Credit Liabilities in respect of Letters of Credit shall be deemed to be a pro rata (based on the Commitments) use of each Lender's Commitment), for the period from and including the Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of (i) the date the relevant Commitments are terminated and (ii) the Commitment Termination Date.

      E. 2.05 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

      F. 2.06 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled, subject to the prior written consent of the Majority Lenders, to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Agent to be joined as an additional party in any proceedings for such purposes.





                                      NOTE

      G.   2.07  NOTES.

           (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the Effective Date, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

           (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement or an error therein shall not affect the obligations of the Company to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

           (c) No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loan and Note pursuant to Section 11.06(b) hereof.

      H. 2.08 OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:

           (a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and

           (b) Eurodollar Loans may be prepaid or Converted on any Business Day, provided that, if such prepayment or Conversion falls on a day other than the last day of an Interest Period for such Loans, the Company shall pay any and all amounts required by Section 5.05 hereof as a result thereof.

Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to borrow any Loan as a Eurodollar Loan or to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Eurodollar Loans outstanding shall be automatically Converted (on the last day(s) of the respective Interest Periods therefor) to, or all Base Rate Loans shall be Continued, as the case may be, as Base Rate Loans.





                                      NOTE

      I. 2.09 LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Commitments may be utilized, upon the request of the Company, in addition to the Loans provided for by Section 2.01(b) hereof, by the issuance by an Issuing Bank of letters of credit which shall be in a minimum amount of $1,000,000 (collectively, "Letters of Credit") including (a) Letters of Credit issued under the Existing Credit Agreement (other than those listed on Schedule V hereto and any replacements thereof) and outstanding on the Effective Date, for account of any of the Subsidiaries of the Company, and
(b) in respect of all (1) Letters of Credit described in clause (a) above that are amended, renewed or otherwise modified and (2) other Letters of Credit, for account of the Company and any of its Subsidiaries provided that in no event shall (i) the aggregate amount of all Letter of Credit Liabilities, together with the aggregate principal amount of the Loans, exceed the aggregate amount of the Commitments as in effect from time to time and (ii) the expiration date of any Letter of Credit extend beyond the earlier of (A) the Commitment Termination Date and (B)(1) the date 12 months following the issuance of such Letter of Credit or (2) such later date as may be requested by a beneficiary and approved in advance by the Agent and such Issuing Bank, such approval not to be unreasonably withheld. The following additional provisions shall apply to Letters of Credit:

           (a) The Company shall give the Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination
Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Agent shall advise the applicable Issuing Bank of the contents thereof.

           (b) On each day during the period commencing with the issuance by an Issuing Bank of any Letter of Credit (or from the Effective Date, the Increased Commitment Date or the Consent Date, in the case of then outstanding Letters of Credit) and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Lender (other than such Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder (or on the Effective Date, the Increased Commitment Date or the Consent Date, in the case of then outstanding Letters of Credit), it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in an amount equal to such Lender's Commitment Percentage of such liability, and each Lender (other than such Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, its Commitment Percentage of such Issuing Bank's liability under such Letter of Credit.

           (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the applicable Issuing Bank shall promptly notify the Company (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary





                                      NOTE
in respect of such demand (but the failure to give such notice shall not impair the Company's obligations in respect of such Letter of Credit).
Notwithstanding the identity of the account party of any Letter of Credit, the Company hereby unconditionally agrees to pay and reimburse the Agent for account of such Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind and irrespective of any claim, set-off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against such Issuing Bank or any other Person, under all circumstances, including without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Documents; (ii) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries or Affiliates may have at any time against a beneficiary named in any Letter of Credit or any transferee thereof (or any Person for whom any such transferee may be acting), such Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Company or any of its Subsidiaries or Affiliates and the beneficiary named in any Letter of Credit); (iii) any draft, certificate or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or
(v) the existence of any Default.

           (d) Forthwith upon its receipt of a notice referred to in paragraph (c) of this Section 2.09, the Company shall advise the Agent whether or not the Company intends to borrow hereunder to finance its obligation to reimburse the applicable Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in
Section 4.05 hereof.

           (e) Each Lender (other than the applicable Issuing Bank) shall pay to the Agent for account of such Issuing Bank at its principal office in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such Lender requesting such payment and specifying such amount. Each such Lender's obligation to make such payment to the Agent for account of such Issuing Bank under this paragraph (e), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (except as provided in the proviso at the end of this sentence), including, without limitation, the failure of any other Lender to make its payment under this paragraph (e), the financial condition of the Company (or any other account party), the existence of any Default or the termination of the Commitments; provided that no Lender shall be obligated to make any payment to the Agent for account of an Issuing Bank in respect of any payment made by such Issuing Bank under a Letter of Credit where such payment was made in respect of a demand for payment that was not in substantial compliance with the provisions of such Letter of Credit or to the extent that the Company shall not be required to indemnify any Lender or the Agent in the circumstances provided in clause (x) of the penultimate sentence of





                                      NOTE
the last paragraph of this Section 2.09. Each such payment to an Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender shall default in its obligation to make any such payment to the Agent for account of an Issuing Bank, for so long as such default shall continue the Agent may at the request of such Issuing Bank withhold from any payments received by the Agent under this Agreement or any Note for account of such Lender the amount so in default and, to the extent so withheld, pay the same to such Issuing Bank in satisfaction of such defaulted obligation.

           (f) Upon the making of each payment by a Lender to an Issuing Bank pursuant to paragraph (e) above in respect of any Letter of Credit, such Lender shall, automatically and without any further action on the part of the Agent, such Issuing Bank or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Company hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Lender's Commitment Percentage in any interest or other amounts payable by the Company hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to an Issuing Bank pursuant to paragraph (g) of this Section 2.09). Upon receipt by an Issuing Bank from or for account of the Company of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security), such Issuing Bank shall promptly pay to the Agent for account of each Lender entitled thereto, such Lender's Commitment Percentage of such payment, each such payment by such Issuing Bank to be made in the same money and funds in which received by such Issuing Bank. In the event any payment received by such Issuing Bank and so paid to the Lenders hereunder is rescinded or must otherwise be returned by such Issuing Bank, each Lender shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the amount of such payment paid to such Lender, with interest at the rate specified in paragraph (j) of this Section 2.09.

           (g) The Company shall pay to the Agent for account of each Lender (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Letter of Credit in an amount equal to the percentage equivalent of the Applicable Margin for Eurodollar Loans of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (or, in the case of Letters of Credit issued under the Existing Credit Agreement, the Effective
Date) (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be nonrefundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Company shall pay to the Agent for account of the applicable Issuing Bank a fronting fee in respect of each Letter of Credit in an amount equal to 0.125% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit (or, in the case of Letters of Credit issued under the Existing





                                      NOTE

Credit Agreement, the Effective Date) (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be nonrefundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) plus all commissions, charges, costs and expenses in the amounts customarily charged by the applicable Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

           (h) Promptly following the end of each fiscal quarter, each Issuing Bank shall deliver (through the Agent) to each Lender and the Company a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such quarter. Upon the request of any Lender from time to time, an Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

           (i) The issuance by an Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 6 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to such Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and
(ii) the Company shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

           (j) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.09 on the due date therefor, such Lender shall pay interest to the applicable Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate, provided that if such Lender shall fail to make such payment to such Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Post-Default Rate.

           (k) The issuance by an Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.09 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Lender shall have consented thereto.





                                      NOTE

The Company hereby indemnifies and holds harmless each Lender and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses that such Lender or the Agent may incur (or that may be claimed against such Lender or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by an Issuing Bank under any Letter of Credit; provided that the Company shall not be required to indemnify any Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) in the case of such Issuing Bank, such Lender's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.09 is intended to limit the other obligations of the Company, any Lender or the Agent under this Agreement.

         III.  2.10  OPTIONAL EXTENSION OF COMMITMENT TERMINATION DATE

           (a) The Company may, by notice to the Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 90 days prior to each of the first two anniversaries (each such anniversary, an "Anniversary Date") of the Effective Date (provided that, if such date is not a Business Day, the Anniversary Date shall be the next succeeding Business Day), request that each Lender extend such Lender's Commitment Termination Date to the date (the "New Termination Date") that is one year after the Commitment Termination Date in effect at such time. Each Lender, acting in its sole discretion, shall, by written notice to the Agent given no later than the date (the "Consent Date") that is the earlier of (i) 15 days after the date of the notice referred to in the preceding sentence and (ii) 30 days prior to the Anniversary Date (provided that, if such earlier date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Agent as to:

           (1) whether or not such Lender agrees to such extension of its Commitment Termination Date (each Lender so agreeing to such extension being an "Extending Lender"); and

           (2) only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to increase the amount of its Commitment (each Lender so offering to increase its Commitment being an "Increasing Lender" as well as an Extending Lender) and, if so, the amount of the additional Commitment such Lender so irrevocably offers to assume hereunder (such Lender's "Proposed Additional Commitment").

Each Lender that determines not to extend its Commitment Termination Date (a "Non-Extending Lender") shall notify the Agent (which shall notify the Lenders and the Company) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Agent in writing on or before the Consent Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Agent shall notify the Company of each Lender's





                                      NOTE
determination under this Section 2.10(a) no later than the date 25 days prior to the Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

           (b)(i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Commitment Termination Date of each Lender shall be extended to the New Termination Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 2.10.

           (ii) If and only if the sum of (x) the aggregate amount of the Commitments of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Commitments of the Increasing Lenders (such sum, the "Extending Commitments") shall be equal to at least 80% of the aggregate amount of Commitments as then in effect, then:

                 (1) effective as of the Consent Date, the Commitment Termination Date of each Extending Lender shall be extended to the New Termination Date; and

                 (2) the Company shall (so long as no Default shall have occurred and be continuing) take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:

                       (X) the Company may elect by notice to the Agent and such Non-Extending Lender that the Commitment Termination Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to the Anniversary Date (and, upon the giving of such notice, the Commitment Termination Date of such Non-Extending Lender shall be so changed); or

                       (Y) the Company may replace such Non-Extending Lender as a party to this Agreement in accordance with Section 2.10(c).

           (iii) If neither of the conditions specified in clause (i) or clause (ii) of this Section 2.10(b) is satisfied, then neither the Commitment Termination Date nor the Commitment of any Lender will change pursuant to this Section 2.10 on such Consent Date, and the Company will not have the right to take any of the actions specified in Section 2.10(b)(ii)(2).

           (c) Termination of the Commitment of any Non-Extending Lender pursuant to Section 2.10(b)(ii)(2)(X) shall be effected as follows (certain terms being used in this Section 2.10(c) having the meanings assigned to them in Section 2.10(e)) on the relevant Termination Date:

           (1) the Company shall pay to each Terminated Lender an amount equal to (i) all principal of and interest accrued on the outstanding Loans of such Terminated Lender





                                      NOTE
      and all accrued commitment and other fees hereunder to Termination Date plus (ii) the amount necessary pursuant to Section 5.05 hereof to compensate such Terminated Lender for any such termination as if such termination were a payment or prepayment referred to in Section 5.05 hereof;

           (2) the Company shall make any additional payments as are necessary, or take such other action as is required, so that the aggregate amount of the Loans and the Letters of Credit outstanding do not exceed the aggregate amount of the Commitments as reduced; and

           (3) without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof shall survive for the benefit of each Terminated Lender with respect to the time prior to the relevant Termination Date.

           (d) Replacement by the Company of Non-Extending Lenders pursuant to Section 2.10(b)(ii)(2)(Y) shall be effected as follows (certain terms being used in this Section 2.10(d) having the meanings assigned to them in Section 2.10(e)) on the relevant Assignment Date:

           (1) the Assignors shall severally assign and transfer to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors' rights and obligations (including, without limitation, the Assignors' respective Commitments) hereunder and under the Notes held by such Assignors;

           (2) each Assignee shall pay to the Agent, for account of each Assignor, an amount equal to such Assignee's Share of the aggregate outstanding principal amount of the Loans then held by such Assignor;

           (3) the Company shall pay to the Agent, for account of each Assignor, (i) all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to such Assignor by the Company hereunder plus (ii) the amount necessary pursuant to Section 5.05 hereof to compensate such Assignor for any such termination as if such termination were a payment or prepayment referred to in Section 5.05 hereof.;

           (4) the Company shall pay to the Agent for account of the Agent the $3,000 processing and recordation fee for each assignment effected pursuant to this Section 2.10(d); and

           (5) without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof shall survive for the benefit of each Assignor with respect to the time prior to the relevant Assignment Date.





                                      NOTE

The assignments provided for in this Section 2.10(d) shall be effected on the relevant Assignment Date in accordance with Section 11.06 and pursuant to one or more Assignments and Acceptances. After giving effect to such assignments, each Assignee shall have a Commitment hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee's existing Commitment) in an amount equal to the amount of its Assumed Commitment.

           (e) For purposes of this Section 2.10 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Assigned Commitment" means the Commitments of Non-Extending Lenders to be replaced pursuant to Section 2.10(b)(ii)(2)(Y).

           "Assignees" means, at any time, Increasing Lenders and, if the Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments, one or more Purchasing Lenders.

           "Assignment Date" means the Anniversary Date or such earlier date as shall be acceptable to the Company, the relevant Assignors, the relevant Assignees and the Agent.

           "Assignors" means, at any time, the Lenders to be replaced by the Company pursuant to Section 2.10(b)(ii)(2)(Y).

           The "Assumed Commitment" of each Assignee shall be a portion of the aggregate amount of Assigned Commitments, as allocated among the Increasing Lenders and (if the Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments) the Purchasing Lenders, in such a manner as the Company and the Agent may agree in their sole discretion.

           "Purchasing Lender" shall mean a Lender approved by the Agent (which approval shall not be unreasonably withheld).

           "Share" means, as to any Assignee, a fraction the numerator of which is equal to such Assignee's Assumed Commitment and the denominator of which is the aggregate amount of the Assumed Commitments of all the Assignees.

           "Terminated Lender" means, at any time, any Lender whose Commitment is terminated by the Company pursuant to Section 2.10(b)(ii)(2)(X).

           "Termination Date" means the Anniversary Date or such earlier date as the Company shall elect as provided in Section 2.10(b)(ii)(2)(X).





                                      NOTE

              IV.  SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST

      A. 3.01 REPAYMENT OF LOANS. The Company hereby promises to pay to the Agent for account of each Lender the entire outstanding principal amount of such Lender's Loans, and each such Loan shall mature, on the Commitment Termination Date.

      B. 3.02 INTEREST. The Company hereby promises to pay to the Agent for account of each Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

           (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, and

           (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate as follows:

           (i) on any principal of any Loan made by such Lender, on any Reimbursement Obligation held by such Lender and on any other amount payable by the Company hereunder or under the Note held by such Lender to or for account of such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

           (ii) on the principal of all Loans made by such Lender commencing upon the occurrence of any Event of Default, and thereafter for so long as any Event of Default shall be continuing.

Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) at the option of the Agent, in the case of any Loan upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted) except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.





                                      NOTE

                 V.  SECTION 4.  PAYMENTS; PRO RATA TREATMENT;
                               COMPUTATIONS; ETC.

      A.   4.01  PAYMENTS.

           (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the Notes of the Company, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in Dollars, in immediately available funds, to the Agent at any account designated by the Agent, not later than 2:00 p.m. Charlotte, North Carolina time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day).

           (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Agent).

           (c) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

           (d) Except to the extent otherwise provided in the last sentence of Section 2.09(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

           (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

      B. 4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans from the Lenders under Section 2.01 hereof shall be made from the Lenders, each payment of commitment fee under Section
2.04 hereof in respect of Commitments shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under
Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for





                                      NOTE
by Section 5.04 hereof) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans);
(c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on any Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

      C. 4.03 COMPUTATIONS. Interest on Eurodollar Loans, commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.09(g) hereof, excluding the last day) occurring in the period for which payable and interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

      D. 4.04 MINIMUM AMOUNTS. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, (a) each borrowing and Conversion of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000, (b) each borrowing and Conversion of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000, and (c) each partial prepayment of principal of Eurodollar Loans shall be in an aggregate amount at least equal to $5,000,000 or a larger multiple of $1,000,000 and each partial prepayment of principal of Base Rate Loans shall be in an aggregate amount at least equal to $1,000,000 or a larger multiple of $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder are to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

      E. 4.05 CERTAIN NOTICES. Notices of terminations or reductions of the Commitments, of Borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable (other than with respect to notices of optional prepayments, which shall be revocable, provided that upon any such revocation the Company shall be obligated to pay the Lenders any amounts payable under Section 5.05 hereof as a consequence of such revocation) and shall be effective only if received by the Agent not later than 1:30 p.m. Charlotte, North Carolina time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                         Notice                                    Number of Business Days Prior
                         ------                                    -----------------------------
                   Termination or reduction of Commitments                       3
                   Borrowing or prepayment of, or                             Same Day
                   Conversions into, Base Rate Loans
                   Borrowing or prepayment of, Conversions                       3
                   into, Continuations as, or duration of
                   Interest Period for, Eurodollar Loans





                                      NOTE

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Company agrees that each notice of borrowing, each notice of prepayment and each notice of Conversion or Continuation hereunder shall be substantially in the form of Exhibit H-1, Exhibit H-2 and Exhibit H-3 hereto, respectively.

      F. 4.06 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:





                                      NOTE

           (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment); and

           (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment).

      G.   4.07  SHARING OF PAYMENTS, ETC.

           (a) The Company agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option but with the prior written consent of the Majority Lenders, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

           (b) If any Lender shall obtain from any Obligor payment of any principal of or interest on any Loan or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.





                                      NOTE

           (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

           (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                    VI.  SECTION 5.  YIELD PROTECTION, ETC.

      A.   5.01  ADDITIONAL COSTS.

           (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that:

           (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of its Applicable Lending Office by the jurisdiction in which such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein); or

           (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or





                                      NOTE

           (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, to Convert Loans of another Type into Eurodollar Loans or to Convert Eurodollar Loans into Loans of another Type until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

           (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Lender (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold then, if such Lender so elects by notice to the Company (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert Loans of another type into, Eurodollar Loans, hereunder (as the case may be) shall be suspended until any such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

           (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) hereafter implementing any risk- based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this
Section 5.01(c) and Section





                                      NOTE

5.08 hereof, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

           (d) Each Lender shall notify the Company of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof (unless such Lender decides not to seek compensation hereunder); provided that
(i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive in the absence of manifest error, provided that such determinations and allocations are made on a reasonable basis.

      B. 5.02 LIMITATION ON TYPES OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

           (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

           (b) The Majority Lenders determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;





                                      NOTE
then the Agent shall give the Company and each Lender prompt notice thereof (describing the circumstances giving rise to such event) and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans, or to Convert Loans of another Type into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans either prepay such Loans or Convert such Loans into Loans of another Type in accordance with Section 2.08 hereof.

      C. 5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

      D. 5.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans ("Affected Loans"), or to Continue, or to Convert Loans of another Type into Affected Loans shall be suspended pursuant to
Section 5.01 or 5.03 hereof, such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) therefor (or, in the case of a Conversion required by Section 5.01(b), 5.01(c) or 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

           (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

           (b) all Loans that would otherwise be made or Continued by such Lender as Affected Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Affected Loans (as the case may be) shall remain as Base Rate Loans.

If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Loans made by other Lenders are outstanding, such Lender's Base Rate Loans (subject to Section 2.09 hereof) shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Affected Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.





                                      NOTE

      E. 5.05 COMPENSATION. The Company shall pay to the Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

           (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by the Company for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

           (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof; or

           (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Loan of such Lender to be Continued as or Converted into a Eurodollar Loan on the date for such Continuation or Conversion specified in the relevant notice given under Section
4.05 hereof; or

           (d) the revocation of any notice of optional prepayment or any failure for any reason to make any optional prepayment on the date specified therefor in the relevant notice of prepayment given pursuant to Section 4.05 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed or prepaid for the period from the date of such payment, prepayment, Conversion or failure to borrow or prepay to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan (minus the Applicable Margin) provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid on the date of such payment, prepayment, Conversion or failure to borrow or prepay in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

      F.   5.06  NET PAYMENTS; TAXES.

           (a) All payments to be made hereunder and under the Notes and any other Loan Documents by the Company shall be made without setoff, counterclaim or other defense. Subject to Section 5.06(b) hereof with respect to U.S. Taxes, all such payments shall be made free and clear of and without deduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter





                                      NOTE
imposed, levied, collected, withheld or assessed by any governmental authority (other than taxes imposed on the Agent, any Lender or its Applicable Lending Office by the jurisdiction in which the Agent or such Lender is organized or has its principal office or in which its Applicable Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein) (collectively, "Taxes"). If any Taxes are imposed and required to be withheld from any amount payable by the Company hereunder or under the Notes, the Company shall be obligated to (i) pay such additional amount so that the Agent and the Lenders will receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of the Agent, for the benefit of the Lenders and (iii) as promptly as possible thereafter, sending the Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Agent may from time to time reasonably require. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall be obligated to indemnify the Agent and each Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of such failure. The obligations of the Company under this Section 5.06(a) shall survive the repayment of the Loans and the termination of the Commitments.

           (b) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to and received by such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

           (i) to any payment to a Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender as provided in Sections 2.03(c), 2.10 or 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

           (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person (or, if such non-U.S. Person is not the beneficial owner of the relevant Loan, such beneficial owner) to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such non-U.S. Person (or such beneficial owner, as the case may be) if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.06(b), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income





                                      NOTE

Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States, (y) "U.S. Person" shall mean a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under any laws of the United States, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof or therein.

Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

      G. 5.07 REPLACEMENT OF LENDERS. In the event that (x) any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Type into, any other Type of Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender so requesting compensation, or whose obligations are so suspended being herein called an "Additional Cost Lender") or (y) in connection with any proposed modification, supplement or waiver pursuant to Section 11.04 hereof to which the Majority Lenders shall have consented, but to which one or more of the Lenders shall not have consented (each such Lender a "Non- Consenting Lender" and, collectively with each "Additional Cost Lender", a "Relevant Lender"), the Company upon three Business Days notice may require that any such Relevant Lender transfer all of its right, title and interest under this Agreement and such Relevant Lender's Note to any bank or other financial institution identified by the Company that is reasonably satisfactory to the Agent (i) if such bank or other financial institution (a "Proposed Lender") agrees to assume all of the obligations of such Relevant Lender hereunder, and to purchase all of such Relevant Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Relevant Lender's Loans, together with accrued, but unpaid interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Relevant Lender of all other amounts payable hereunder to such Relevant Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5.05 hereof as if all of such Relevant Lender's Loans were being prepaid in full on such date) and (ii) if such Relevant Lender has requested compensation pursuant to Section 5.01 or
5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Relevant Lender's Loans is lower than that of the Relevant Lender. Subject to compliance with the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder, the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Relevant Lender by the Company or the Proposed Lender) shall survive for the benefit of such Relevant Lender under this Section 5.07 with respect to the time prior to such replacement.





                                      NOTE

      H. 5.08 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Company under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord there shall be hereafter imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Lender or Lenders of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or Lenders (through the Agent), the Company shall pay immediately to the Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Company shall be conclusive in the absence of manifest error as to the amount thereof.

                     VII.  SECTION 6.  CONDITIONS PRECEDENT

      A. 6.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement, and the obligation of any Lender to extend credit hereunder on the Effective Date, are subject to (i) the condition precedent that the Effective Date shall occur on or before May 31, 1998 and (ii) the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

           (a) Corporate Documents. Certified copies of the charter and bylaws (or equivalent documents) of each Obligor (or appropriate documents or certificates bringing down to the Effective Date comparable documents delivered pursuant to the Existing Credit Agreement) and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection herewith and the extensions of credit hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

           (b) Officer's Certificate. A certificate of a Responsible Financial Officer of the Company, dated the Effective Date, to the effect set forth in the first sentence of Section 6.03 hereof.





                                      NOTE

           (c) Opinion of Counsel to the Obligors. An opinion, dated the Effective Date, of Hughes & Luce, L.L.P., counsel to the Obligors, substantially in the form of Exhibit D hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Agent).

           (d) Opinion of Counsel to First Union. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit E hereto (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

           (e)   Notes.  The Notes, duly completed and executed.

           (f) Insurance. A certificate of a Responsible Financial Officer of the Company setting forth the insurance obtained by it in accordance with the requirements of Section 8.04 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

           (g) Security Agreement. The Security Agreement, duly executed and delivered by the Company and the Agent and (to the extent not previously delivered) the certificates representing 100% of the capital stock owned by the Company of each of the direct Subsidiaries (other than Unrestricted Subsidiaries) of the Company on the Effective Date (or 65% of the capital stock in the case of Garrido and any Foreign Subsidiary), accompanied by undated stock powers executed in blank. In addition, upon request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each jurisdiction in which the Company conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and
(ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.

           (h) Subsidiary Guarantee and Security Agreement. The Subsidiary Guarantee and Security Agreement, duly executed and delivered by each Subsidiary of the Company on the Effective Date (other than Garrido, any Foreign Subsidiary, Suiza Capital Trust II and any Unrestricted Subsidiary) and the Agent and (to the extent not previously delivered) the certificates representing the capital stock owned by such Subsidiary of each of the indirect Subsidiaries (other than Unrestricted Subsidiaries) of the Company on the Effective Date, accompanied by appropriate undated stock powers executed in blank. In addition, upon request of the Agent, the Company shall have taken such other action (including, without limitation, delivering to the Agent, (i) Uniform Commercial Code searches for each such Subsidiary Guarantor for each jurisdiction in which such Subsidiary Guarantor conducts its business or in which any of its Properties are located (or otherwise as the Agent may reasonably request) and (ii) for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements), as the Agent shall have requested in order to perfect the security interests created pursuant to the Subsidiary Guarantee and Security Agreement.





                                      NOTE

           (i) Payment of Fees and Expenses, Etc. Evidence that the Company shall have paid such fees and expenses as the Company shall have agreed to pay to the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

           (j) Existing Credit Agreement. Evidence that (i) all principal of and interest accrued on the outstanding "Facility B Loans" under the Existing Credit Agreement and all accrued commitment and other fees thereunder to the Effective Date have been paid in full, (ii) all principal of and interest accrued on the outstanding "Facility A Loans" under the Existing Credit Agreement made by an Existing Lender that is not a Lender hereunder and all other amounts owing to any Existing Lender that is not a Lender hereunder have been paid in full, (iii) all other amounts (if any) payable by the Company under or in respect of the Existing Credit Agreement have been paid in full, and (iv) the "Commitments" (as defined in the Existing Credit Agreement) have terminated.

           (k) Other Documents. Such other documents as the Agent or any Lender or special New York counsel to First Union may reasonably request.

      B. 6.02 CONDITIONS PRECEDENT TO LENDING FOR PERMITTED ACQUISITIONS. The obligation of any Lender to make Loans hereunder to finance any Permitted Acquisition is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Lender or the Majority Lenders, as the case may be) in form and substance:

           (a) In connection with each Permitted Acquisition involving the purchase of the capital stock or other ownership interests of a Person (unless such Person is merged contemporaneously into the Company or an existing Subsidiary of the Company or is, with the consent of the Agent and the Majority Lenders, designated as an Unrestricted Subsidiary hereunder) or the formation of a corporation or other entity for the purpose of such Permitted Acquisition:

           (i) Corporate Documents. Certified copies of the charter and bylaws (or equivalent documents) of the relevant Person and of all corporate authority for such Person (including, without limitation, board of directors resolutions and evidence of the incumbency of officers, together with specimen signatures of each such officer) with respect to the execution, delivery and performance of such of the Loan Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection herewith and therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Person to the contrary).





                                      NOTE

           (ii) Obligations Respecting Subsidiaries. Such documents as are required to be delivered pursuant to the requirements of Section 8.17 hereof.

           (iii) Opinion of Counsel to the Supplemental Guarantor. Opinions, appropriately dated, of counsel to the relevant Supplemental Guarantor covering such matters as the Agent or any Lender may reasonably request.

           (iv) Opinion of Counsel to First Union. An opinion, appropriately dated, of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union, substantially in the form of Exhibit E hereto but as to the relevant Security Document (and First Union hereby instructs such counsel to deliver such opinion to the Lenders).

           (b) In connection with all Permitted Acquisitions, to the extent that such Permitted Acquisition involves the direct or indirect acquisition of real Property, upon the request of the Agent, environmental surveys and assessments prepared by one or more firms of licensed engineers (familiar with the identification of toxic and hazardous substances) in form and substance satisfactory to the Agent, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the existing sites and facilities to be owned, operated or leased by the Company or the relevant Supplemental Guarantor or any of its Subsidiaries pursuant to such Permitted Acquisition as well as an historical review of the uses of such sites and facilities and of the business and operations of such Supplemental Guarantor or any of its Subsidiaries (including any former Subsidiaries or divisions thereof or any of its Subsidiaries that have been disposed of prior to the date of such survey and assessment and with respect to which such Supplemental Guarantor or any of its Subsidiaries may have retained liability for Environmental Claims), and if requested by the Agent, the Company shall have agreed to take other reasonable steps after the date of such Permitted Acquisition with respect to such matters as shall be agreed in writing with the Agent.

      C. 6.03 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The effectiveness of this Agreement and the obligation of the Lenders to make any Loan or otherwise extend any credit to the Company upon the occasion of each borrowing hereunder (including the borrowing on the Effective Date) are subject to the further conditions precedent that, both immediately prior to such effectiveness and to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

           (i)   no Default shall have occurred and be continuing; and

           (ii)  the representations and warranties made by the Company in
      Section 7 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of such effectiveness or the date of the making of such Loan or other extension of credit, as the case may be, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).





                                      NOTE

Each notice of borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a certification by the Company to the effect set forth in the first sentence of this Section 6.03 (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

               VIII.  SECTION 7.  REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Agent and the Lenders that (with respect to matters pertaining to itself and each of its Subsidiaries):

      A.   7.01  CORPORATE EXISTENCE.  Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Except where failure would not cause a Material Adverse Effect, each of the Company and its Subsidiaries (a) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (b) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

      B. 7.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Lenders the following:

           (a) unaudited consolidating balance sheets of the Company and its Subsidiaries as at December 31, 1997, and the related consolidating statements of income and operating cash flows for the twelve-month period ended on said date; and

           (b) an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal period ended on said date, with the opinion thereon of Deloitte & Touche LLP.

All such financial statements fairly present, in all material respects, the financial condition of the respective entities as at the respective dates, and the respective results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of such respective entities has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the respective balance sheets referred to above. Since December 31, 1997 (with respect to the Company and its Subsidiaries), there has been no material adverse change in the financial condition, operations, business or prospects of the Company and its Subsidiaries as a whole from that set forth in the financial statements as at such date.





                                      NOTE

      C. 7.03 LITIGATION. Except as disclosed in Schedule IV hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

      D. 7.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or bylaws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument which conflict, breach, lack of consent or default would have a Material Adverse Effect, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

      E. 7.05 ACTION. Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder or member approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Security Document is effective to create in favor of the Agent for the benefit of the Lenders a legal, valid and enforceable first priority Lien upon all right, title and interest of the Obligor or Obligors party thereto in the Property described therein and such Lien has been perfected, except as otherwise permitted under Section 8.06 hereof or in such Security Document.

      F. 7.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.





                                      NOTE

      G. 7.07 USE OF CREDIT. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock, other than purchases of the Company's capital stock. After giving effect to the making of any Loan hereunder, not more than 25% of the value (as determined by any reasonable method) of the Property subject to (i) Section 8.05 or 8.06 hereof or (ii) the Security Documents consists of Margin Stock.

      H. 7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section 8.01(e) hereof.

      I. 7.09 TAXES. The Company and its Subsidiaries (other than the Obligors operating in the Commonwealth, Garrido and Foreign Subsidiaries) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them, other than returns for which failure to file would not have a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries other than taxes for which nonpayment would not have a Material Adverse Effect and taxes for which the criteria of Section 8.06(c) have been satisfied. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions. Neva Plastics Manufacturing Corp., a Delaware corporation and a Subsidiary of the Company, and Suiza Fruit Corporation, a Delaware corporation, and a Subsidiary of the Company, each hold industrial tax exemption grants entitling them to a 90% exemption from income and property taxes and a 60% exemption from municipal license taxes. The grant held by Neva Plastics Manufacturing Corp. will expire on August 31, 2000 for income tax purposes, on June 30, 2001 for municipal tax purposes and on January 1, 2000 for property tax purposes. The grant held by Suiza Fruit Corporation will expire on October 12, 2002 for income and property tax purposes and on June 30, 2003 for municipal license tax purposes.

      J. 7.10 INVESTMENT COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      K. 7.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary





                                      NOTE
company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      L.   7.12  MATERIAL AGREEMENTS AND LIENS.

           (a) Part A of Schedule I hereto is a complete and correct list, as of the Effective Date, and after giving effect to the transactions contemplated hereunder to occur on such date, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

           (b) Part B of Schedule I hereto is a complete and correct list, as of the Effective Date (and after giving effect to the transactions contemplated hereunder to occur on such date), of each Lien securing Indebtedness of any Person and covering any Property of the Company or any of its Subsidiaries other than Unrestricted Subsidiaries that will continue after the Effective Date, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

      M. 7.13 ENVIRONMENTAL MATTERS. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect.

           In addition, except as to matters with respect to which the Company and its Subsidiaries could not reasonably be expected to incur liabilities in excess of $25,000,000 in the aggregate:

           (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its





                                      NOTE

Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

           (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute; and

           (i) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

           (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

           (iii) there are no underground storage tanks, other than those disclosed in consultant reports provided to the Agent by the Company or its Subsidiaries, or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

           (iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

           (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would (either individually or in the aggregate) have a Material Adverse Effect.

           (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries.

           (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in
Schedule II hereto.





                                      NOTE

           (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or cleanup.

           (f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

           (g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries and that could result in a Material Adverse Effect have been made available to the Lenders.

      N.   7.14  CAPITALIZATION.

           (a) As of the Effective Date, the authorized capital stock of the Company consists of 501,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share;

           (b) As of April 30, 1998, the Company has 31,664,611 shares of issued and outstanding common stock, and all of such issued shares are duly and validly issued and outstanding and are not held in treasury;

           (c) As of the Effective Date, the Company has 11,691 shares of issued and outstanding Series A preferred stock and all of such issued shares are duly and validly authorized and outstanding and are not held in treasury; and

           (d) As of the Effective Date, there are no outstanding obligations of the Company or any of its Subsidiaries other than Unrestricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries, except for the right of the holders of certain warrants for the purchase of stock of Franklin Plastics, Inc., a Delaware corporation and a Subsidiary of the Company, to put such stock or warrants to the issuer thereof or the Company.





                                      NOTE

      O.   7.15  SUBSIDIARIES, ETC.

           (a) Set forth in Part A of Schedule III attached hereto is a complete and correct list, as of the Effective Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) the name of the Company or Subsidiary of the Company holding ownership interests in such Subsidiary, and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests.
Except for Permitted Equity Rights: (x) each of the Company and its Subsidiaries (other than Unrestricted Subsidiaries) owns, free and clear of Liens (other than Liens permitted by Section 8.06(c) hereof, Liens disclosed on Part B of Schedule I attached hereto, and Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III attached hereto, (y) all of the issued and outstanding capital stock of each Person organized as a corporation, is validly issued, fully paid and non-assessable and (z) there are no outstanding Equity Rights with respect to such Person.

           (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the Effective Date, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) held by the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens permitted by Section 8.06(c) hereof and Liens created pursuant to the Security Documents), all such Investments.

           (c) None of the Subsidiaries (other than Unrestricted Subsidiaries) of the Company is, on the Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in
Section 8.17(b) hereof, except as permitted thereby.

      P. 7.16 TITLE TO ASSETS. The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title (subject only to Liens permitted by Section 8.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 7.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 8.05 hereof). The Company owns and has on the date hereof, and will own and have on the Effective Date, good and marketable title to, and enjoys on the date hereof, and will enjoy on the Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 8.06 hereof) that are necessary for the operation and conduct of its businesses.

      Q. 7.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the





                                      NOTE
circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

      R. 7.18 SOLVENCY. As of the Effective Date and after giving effect to the initial extension of credit hereunder and the other transactions contemplated hereby, (a) the aggregate value of all Properties of the Company and its Subsidiaries at their present fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the Property in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Company and its Subsidiaries, (b) the Company and its Subsidiaries will not, on a consolidated basis, have unreasonably small capital with which to conduct their business operations as heretofore conducted and (c) the Company and its Subsidiaries will have, on a consolidated basis, sufficient cash flow to enable them to pay their debts as they mature.

      S.

      T. 7.19 YEAR 2000 PROBLEM. Any reprogramming required to permit the proper functioning in and following the year 2000 of (i) the Company's or any of its Subsidiaries' computer systems and (ii) any necessary equipment of the Company or any of its Subsidiaries containing embedded microchips (including systems and equipment supplied by any other Person with which such Company's or Subsidiary's systems interface) and the testing of all such systems and equipment as so reprogrammed, will be completed by July 1, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and the reasonably foreseeable consequences of the year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and failure of the systems or equipment of such other Person) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct its business without Material Adverse Effect.





                                      NOTE

                   IX.  SECTION 8.  COVENANTS OF THE COMPANY

The Company covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Company hereunder:

      A. 8.01 FINANCIAL STATEMENTS, ETC. The Company shall deliver to the Agent and to each of the Lenders:

           (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, (i) (A) consolidated statements of income and cash flows of the Company and its Subsidiaries, (B) consolidated statements of income and cash flows of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries), in each case for such period and for the period from the beginning of the respective fiscal year to the end of such period, and (C) consolidating statements of income of the Company and its directly owned Subsidiaries combined in significant groups for such period, and (ii) (A) the related consolidated and consolidating balance sheet of the Company and its Subsidiaries and (B) the related consolidated balance sheet of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries), in each case as at the end of such period, setting forth in each case (other than consolidating statements) in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries or of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries), as the case may be, and said consolidating financial statements fairly present the respective unconsolidated financial condition and results of operations of the Company and each group of such Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal yearend audit adjustments);

           (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company:

           (i)(A) consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year and
      (B) the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries, as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default and





                                      NOTE

           (ii)(A)(I) consolidated statements of income and cash flows of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries) and (II) consolidating statements of income of the Company and its directly owned Subsidiaries combined in significant groups, in each case for such fiscal year, and (B) (I) the related consolidating balance sheet of the Company and its directly owned Subsidiaries combined in significant groups and (II) the related consolidated balance sheet of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries), in each case as at the end of such fiscal year, setting forth in each case (other than consolidating statements) in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by a certificate of a Responsible Financial Officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Subsidiaries or of the Company and its Subsidiaries (but excluding Unrestricted Subsidiaries), as the case may be, and said consolidating financial statements fairly present the respective unconsolidated financial condition and results of operations of the Company and each group of such Subsidiaries, in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal yearend audit adjustments)

           (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Commission or any national securities exchange;

           (d) promptly upon mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

           (e) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Responsible Financial Officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

           (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;





                                      NOTE

           (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

           (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

           (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
      Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

           (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days;
      and

           (vi)  the adoption of an amendment to any Plan that, pursuant to
      Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

           (f) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto;

           (g) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Board of Directors of the Company or any of its Subsidiaries by their independent certified public accountants in connection with any annual audit of the Company and/or any such Subsidiary by such accountants;

           (h) as soon as available and in any event on or before December 31 of each fiscal year, a budget for the next following fiscal year setting forth for the Company and for each significant group of directly owned Subsidiaries of the Company the consolidated and consolidating (combined in significant groups) statements of anticipated income and cash flows for each quarter during such fiscal year; and

           (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without





                                      NOTE
limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Agent may reasonably request.

The Company will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to clause (a) above, a certificate of a Responsible Financial Officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.10, 8.11 and 8.13 hereof as of the end of the respective quarterly fiscal period or fiscal year.

      B. 8.02 LITIGATION. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or noncompliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect.

      C. 8.03 EXISTENCE, ETC. The Company will, and will cause each of its Subsidiaries (other than Unrestricted Subsidiaries) to:

           (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under
Section 8.05 hereof);

           (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) have a Material Adverse Effect;

           (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

           (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;





                                      NOTE

           (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

           (f) upon reasonable prior notice, permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

      D. 8.04 INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

           On or before the Effective Date, the Company will deliver, to the extent not previously delivered, to the Agent certificates of insurance satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Company hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, each year the Company will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Company hereunder will be in effect through the calendar year following the date of such certificates, subject only to the payment of premiums as they become due.

      E. 8.05 PROHIBITION OF FUNDAMENTAL CHANGES. (a) The Company will not, nor will it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

           (b) The Company will not, nor will it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except:

           (i) for purchases of inventory and other Property to be sold or used in the ordinary course of business;

           (ii)  Investments permitted under Section 8.08 hereof; and

           (iii)   Permitted Acquisitions.

           (c) The Company will not, nor will it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), but excluding:





                                      NOTE

           (i)   any Excluded Disposition;

           (ii) obsolete or worn-out Property, tools or equipment no longer used or useful in its business (other than any Excluded Disposition) or real Property no longer used or useful in its business so long as the aggregate amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $10,000,000;

           (iii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms; and

           (iv) other Property so long as the aggregate amount thereof sold or otherwise disposed of in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of ten percent of the fair market value of the total assets of the Company and its Subsidiaries (but excluding assets of Unrestricted Subsidiaries) owned on the first day of such fiscal year.

           (d) Notwithstanding the foregoing provisions of this Section 8.05, so long as no Default shall have occurred and be continuing, and after giving effect to any of the succeeding transactions, no Default would exist hereunder and so long as the Liens created under the Security Documents continue to be in effect:

           (i) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary (including, with the consent of the Majority Lenders, an Unrestricted Subsidiary);

           (ii) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Subsidiary of the Company (including, with the consent of the Majority Lenders, an Unrestricted Subsidiary); and

           (iii) any Unrestricted Subsidiary may be sold, liquidated, wound up or dissolved, or may sell, lease, transfer or otherwise dispose of any or all of its Property.

      F. 8.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

           (a)   Liens created pursuant to the Security Documents;

           (b)   Liens in existence on the date hereof and listed in Part B of
Schedule I hereto;




                                      NOTE

           (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet delinquent or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

           (d) carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

           (e) Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9(i) hereof;

           (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

           (g) deposits or pledges to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

           (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

           (i) Liens upon tangible personal Property acquired after the date hereof (by purchase, construction or otherwise), or upon other property acquired after the date hereof as a Capital Expenditure, by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (i) no such Lien shall extend to or cover any Property of the Company or such Subsidiary other than the Property so acquired, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed the fair market value (as determined in good faith by a Responsible Financial Officer of the Company) of such Property at the time it was acquired, and (iii) the principal amount of all Indebtedness (other than Indebtedness permitted by Section 8.07(d) hereof) secured by such Liens shall not exceed $10,000,000 in the aggregate;

           (j) Liens upon real Property heretofore leased or leased after the date hereof (under operating or capital leases) in the ordinary course of business by the Company or any of its Subsidiaries in favor of the lessor created at the inception of the lease transaction, securing





                                      NOTE
obligations of the Company or any of its Subsidiaries under or in respect of such lease and extending to or covering only the Property subject to such lease and improvements thereon;

           (k) Liens of sellers or creditors of sellers of farm products encumbering such farm products when sold to any of the Company or its Subsidiaries pursuant to the Food Security Act of 1985 or pursuant to similar state laws to the extent such Liens may be deemed to extend to the assets of such Person;

           (l) protective Uniform Commercial Code filings with respect to personal Property leased by, or consigned to, any of the Company or its Subsidiaries;

           (m) Liens securing Indebtedness of up to $75,000,000 in aggregate principal amount at any one time outstanding which Indebtedness is permitted under Section 8.07(g) hereof;

           (n)   Liens upon Property of Unrestricted Subsidiaries; and

           (o) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property.

      G. 8.07 INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, create, incur or suffer to exist any Indebtedness except:

           (a) Indebtedness to the Lenders hereunder and under the other Loan Documents;

           (b) Indebtedness outstanding on the date hereof and listed in Part A or Part C of Schedule I hereto and any Indebtedness issued or incurred to refinance such Indebtedness, provided, however, that the principal amount thereof shall not be increased;

           (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company or of the Company to any of its Subsidiaries to the extent permitted under Section 8.08(e), 8.08(g) or 8.08(j) hereof;

           (d) Indebtedness (including Capital Lease Obligations) incurred to finance the purchase of equipment, and other Capital Lease Obligations, not to exceed $60,000,000 in the aggregate outstanding at any time;

           (e) Indebtedness in respect of an irrevocable letter of credit issued by a financial institution located in the State of Nevada in favor of the State of Nevada Department of Insurance for account of the Company or any of its Subsidiaries, and any extensions or renewals thereof, in an aggregate amount not exceeding $5,000,000 at any one time outstanding;





                                      NOTE

           (f) Indebtedness in respect of (i) certain irrevocable letters of credit outstanding on the Effective Date issued by Fleet National Bank, BankBoston, N.A., Michigan National Bank, Old Kent Bank, Bank of America, Nevada and NationsBank of Texas, N.A., respectively, and described in Part C of
Schedule I hereto and (ii) letters of credit outstanding from time to time issued by First Union National Bank, provided that the aggregate face amount thereof shall not exceed $5,000,000 at any one time outstanding; and

           (g) additional Indebtedness of the Company and its Subsidiaries up to but not exceeding $75,000,000 at any one time outstanding.

      H. 8.08 INVESTMENTS. The Company will not, nor will it permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to, make or permit to remain outstanding any Investments except:

           (a) Investments outstanding as of the Effective Date and identified in Part B of Schedule III hereto (including, without limitation, Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company);

           (b)   operating deposit accounts with depository institutions;

           (c)   Permitted Investments;

           (d)   Interest Rate Protection Agreements;

           (e)   (i)   Investments permitted under Section 8.05(b) hereof and
      (ii) indemnities executed in connection with the sale of Investment Tax Credits;

           (f) Investments by the Company in the capital stock of its Subsidiaries to the extent outstanding as of the Effective Date;

           (g) Investments (other than of a type specified in clause (f) above and other than the Investments permitted under clause (a) above and Investments in Subsidiaries made in connection with Investments pursuant to clause (e)(i) above) by the Company in its Subsidiaries (other than Unrestricted Subsidiaries) or by any Subsidiary of the Company in the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries);

           (h)   loans and advances to employees;

           (i) deposits to secure bids, tenders, utilities, vendors, leases, statutory obligations, surety and appeal bonds and other deposits of like nature arising in the ordinary course of business not exceeding $10,000,000 in the aggregate;

           (j) additional Investments up to but not exceeding $45,000,000 in the aggregate during 1998, and up to but not exceeding $30,000,000 in the aggregate during each year thereafter, including Investments in Unrestricted Subsidiaries;





                                      NOTE

           (k) Investments by the Company or any of its Subsidiaries, each of which (A) existed before the time of acquisition of the Person or Property of the Person who made such Investment and (B) was not made in anticipation of such acquisition; and

           (l)   any guarantees permitted under Section 8.07 hereof.

      I.   8.09  [INTENTIONALLY LEFT BLANK]

      J. 8.10 LEVERAGE RATIO. The Company will not permit the Leverage Ratio to exceed 3.25 to 1 at any time.

      K. 8.11 MINIMUM NET WORTH. The Company will not permit its Net Worth at any time to be less than $900,000,000 plus 50% of net income (excluding net income of Unrestricted Subsidiaries) for all preceding fiscal quarters (without including the results of any fiscal quarter in respect of which there was a net loss) commencing with the fiscal quarter beginning July 1, 1998. The amount of required Net Worth set forth above shall be increased by 75% of the amount by which the "total stockholders equity" of the Company is increased as a result of any public or private offering of common stock of the Company after April 1, 1998 (other than increases to the extent such increases result from an offering in connection with the acquisition of an Unrestricted Subsidiary). Promptly upon consummation of each such public or private offering, the Company shall notify the Agent in writing of the amount of such increase in total stockholders equity.

      L.   8.12  [INTENTIONALLY LEFT BLANK]

      M. 8.13 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio to be less than 3.0 to 1 at any time.

      N. 8.14 LINES OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage to any substantial extent in any line or lines of business activity other than operations involved in the manufacture, processing or distribution of coffee, dairy products, fruit juices or bottled water, the manufacture and distribution of packaging materials for petroleum products, food and household products, the performance of engineering and environmental services currently conducted by Lockwood, Kessler & Bartlett, Inc., and its Subsidiaries (provided that such services are conducted by neither the Company nor any of its Subsidiaries other than Lockwood, Kessler & Bartlett, Inc., and its Subsidiaries and their successors) or the lines of business conducted by the Company or any of its Subsidiaries as of the Effective Date or which are related thereto.

      O. 8.15 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate other than Investments permitted under Section 8.08 hereof; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or





                                      NOTE

(d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (ii) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Subsidiaries (other than Unrestricted Subsidiaries) as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate.

      P. 8.16 USE OF PROCEEDS. The Company will use the proceeds of the Loans to be made at any time hereunder solely to repay Indebtedness outstanding under the Existing Credit Agreement, for working capital or for other general corporate purposes (including, without limitation, to finance Permitted Acquisitions). The Company will use the proceeds of all Loans hereunder in compliance with all applicable legal and regulatory requirements. Neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

      Q.   8.17  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

           (a) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries (other than Suiza Capital Trust, Suiza Capital Trust II and any Unrestricted Subsidiary) is a Wholly Owned Subsidiary, except for (i) issuances of capital stock upon exercise of warrants outstanding on the Effective Date and other issuances of capital stock to Alan M. Bernon or Peter
J. Bernon, or both, to permit them to own in the aggregate up to 17-1/2% of the outstanding capital stock of Franklin Plastics, Inc., a Delaware corporation, and (ii) as otherwise may be permitted or agreed in connection with a Permitted Acquisition. In the event that any additional shares of stock, partnership or other ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) shall be issued by any Subsidiary (other than an Unrestricted Subsidiary) to an Obligor, the respective Obligor agrees forthwith to deliver to the Agent pursuant to the Security Agreement, Subsidiary Guarantee and Security Agreement or a pledge agreement in form and substance satisfactory to the Agent all (or, in the case of a Foreign Subsidiary, upon the request of the Agent up to 65% of such ownership interest acquired) of the certificates evidencing such shares of stock, partnership or other ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) accompanied by undated stock powers or forms of transfer executed in blank and to take such other action including, without limitation, (A) supplementing the Security Agreement and/or supplementing the Subsidiary Guarantee and Security Agreement in a manner and in form and substance satisfactory to the Agent, (B) delivering to the Agent Uniform Commercial Code searches for each Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its respective business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) and (C) filing appropriately completed and duly executed copies of Uniform Commercial Code Financing Statements, as the Agent shall request to perfect the security interest created therein pursuant to such Security Document.





                                      NOTE

           (b) The Company will not permit any of its Subsidiaries (other than Unrestricted Subsidiaries) to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property; provided, that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or Property pending such sale, provided such restrictions and conditions apply only to the Subsidiary or Property that is to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, (iv) restrictions or conditions as the result of the issuance of preferred stock by a Subsidiary pursuant to currently outstanding warrants for the acquisition thereof, (v) customary provisions in leases and other contracts restricting the assignment thereof, (vi) restrictions set forth in the Franklin Plastics Stockholders Agreement, (vii) restrictions set forth in the Amended and Restated Operating Agreement of Land-O-Sun Dairies, L.L.C., a Delaware limited liability company, with respect to the terms and conditions of the LOS Preferred Member Interests,
(viii) restrictions set forth in any trust or other indenture executed by Suiza Capital Trust or Suiza Capital Trust II in connection with the issuance of the Trust Issued Securities, and (ix) any indenture agreement, instrument or other arrangement relating to the assets or business of any Subsidiary and existing prior to the consummation of the Permitted Acquisition in which such Subsidiary was acquired.

           (c) The Company will take such action, and will cause each of its Subsidiaries (other than Garrido, any Foreign Subsidiary, Suiza Capital Trust II, any Unrestricted Subsidiary and any Subsidiary having no material assets formed with the intent of merging with or into a Person that will be a Subsidiary subject to this provision) to take such action, from time to time as shall be necessary to ensure that all such Subsidiaries of the Company are party to, as Obligors, the Subsidiary Guarantee and Security Agreement. Except as set forth above and without otherwise limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form or acquire any new Subsidiary other than a Foreign Subsidiary or an Unrestricted Subsidiary or a Subsidiary hereafter formed to issue Trust Issued Securities, the Company or the respective Subsidiary will cause such new Subsidiary to (i) become a party to the Subsidiary Guarantee and Security Agreement pursuant to a Joinder Agreement substantially in the form of Exhibit C-1 hereto or other written instrument in form and substance satisfactory to the Agent, (ii) pledge all of its ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in its Subsidiaries and Affiliates, if any, to the Agent for the benefit of the Lenders, except as otherwise provided herein and provided, however, that, upon the request of the Agent such Supplemental Guarantor shall pledge up to 65% of its ownership interests (including, without limitation, warrants, options or other securities convertible into ownership interests) in any Foreign Subsidiary; and provided, further, that any Subsidiary not required to become a party to a Joinder Agreement hereunder shall pledge any ownership interests acquired (but, in the case of a Foreign Subsidiary, upon the





                                      NOTE
request of the Agent up to 65% of such ownership interests, and other than interests in an Unrestricted Subsidiary) to the Agent for the benefit of the Lenders pursuant to an instrument in form and substance satisfactory to the Agent and (iii) take such other action, including without limitation, (A) delivering such proof of corporate action, incumbency of officers, opinions of counsel and other documents relating to the foregoing as the Agent shall reasonably request, (B) delivering to the Agent Uniform Commercial Code searches for each Supplemental Guarantor for each jurisdiction in which such Supplemental Guarantor conducts its respective business or in which any of its respective Properties are located (or otherwise as the Agent may reasonably request) and (C) such other documents or instruments as any Lender or the Agent shall have reasonably requested.

      R. 8.18 MODIFICATIONS OF CERTAIN DOCUMENTS. The Company will furnish to the Agent a copy of each modification, supplement or waiver of any provisions of any agreement, instrument or other document evidencing or relating to the charter or by-laws of the Company or any of its Subsidiaries promptly upon the effectiveness thereof (and the Agent will promptly furnish a copy thereof to each Lender). Without the consent of the Agent (with the approval of the Majority Lenders), the Company will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the material provisions of (i) the Indenture providing for the issuance by the Company of 5% Convertible Subordinated Debentures due 2018 in an aggregate principal amount equal to $100,000,000; (ii) the Amended and Restated Declaration of Trust of Suiza Capital Trust; (iii) the Amended and Restated Declaration of Trust of Suiza Capital Trust II; (iv) the terms of any Trust Issued Securities, as in effect on the date of issuance thereof; and (v) the Indenture providing for the issuance by the Company of 5 1/2% Trust Convertible Subordinated Debentures due 2028 in an aggregate principal amount equal to $618,556,750.

      X. SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

           (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or otherwise); or
(ii) default in the payment of any interest on any Loan or Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Loan Document when due and such default shall have continued unremedied for three or more Business Days; or

           (b) The Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon





                                      NOTE
reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

           (c) Any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

           (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(f), 8.05, 8.06, 8.07, 8.08, 8.10, 8.11,
8.13, 8.14, 8.15 or 8.17 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

           (e) The Company shall default in the performance of any of its obligations under Section 4.02 of the Security Agreement; any Obligor party to the Subsidiary Guarantee and Security Agreement shall default in the performance of any of its obligations under Section 2 or 5.02 thereof; or any Obligor shall default in the performance of any of its other obligations in any Loan Document (other than this Agreement) to which it is party and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

           (f) The Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (g) The Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code (or such similar laws) or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

           (h) A proceeding or case shall be commenced, without the application or consent of the Company or the relevant Subsidiary (other than an Unrestricted Subsidiary) affected thereby, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
(ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary, as the case may be, or of all or any substantial part of its Property,





                                      NOTE
or (iii) similar relief in respect of the Company or such Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code; or

           (i) A final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or any such Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (j) An event or condition specified in Section 8.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, would (either individually or in the aggregate) have a Material Adverse Effect; or

           (k) A reasonable basis shall exist for the assertion against the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, of (or there shall have been asserted against the Company or any of its Subsidiaries) an Environmental Claim that, in the judgment of the Majority Lenders, is reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Company or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

           (l) During any period of 25 consecutive calendar months, a majority of the Board of Directors of the Company shall no longer be composed of individuals (i) who were members of said Board on the first day of such period or (ii) whose election or nomination to said Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of said Board; or any Person or group of Persons acting in concert, other than Mr. Gregg L. Engles or any other shareholder of the Company as of the Effective Date, shall at any time own or control, directly or indirectly, 20% or more of the Company's voting capital stock; or





                                      NOTE

           (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens (other than Liens permitted under Section 8.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Obligor.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Agent may (and, if requested by the Majority Lenders shall), by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder, under the other Loan Documents and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.08 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

           In addition, upon the occurrence and during the continuance of any Event of Default (if the Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Company hereunder and under the Notes to be due and payable), the Company agrees that it shall, if requested by the Agent or the Majority Lenders through the Agent (and, in the case of any Event of Default referred to in clause (g) or (h) of this Section 9 with respect to the Company, forthwith, without any demand or the taking of any other action by the Agent or such Lenders) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn face amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as therein provided.

                          XI.  SECTION 10.  THE AGENT

      A.   10.01   APPOINTMENT, POWERS AND IMMUNITIES.  Each Lender hereby
irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the





                                      NOTE
first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent.

      B.   10.02   RELIANCE BY AGENT.  The Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

      C.   10.03   DEFAULTS.  The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than a failure by the Company to pay when due any principal of or interest on the Loans) unless the Agent has received notice from a Lender or any Obligor specifying such Default and stating that such notice is a "Notice of Default". In the event that the Company fails to pay when due any principal of or interest on the Loans or the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section
10.07 hereof) take such action with respect to such failure or Default as shall be directed by the Majority Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly





                                      NOTE
requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, or all of the Lenders.

      D.   10.04   RIGHTS AS A LENDER.  With respect to its Commitment and the
Loans made by it, First Union (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. First Union (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and First Union and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      E.   10.05   INDEMNIFICATION.  The Lenders agree to indemnify the Agent
(to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03, ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Lenders (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under
Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

      F.   10.06   NON-RELIANCE ON AGENT AND OTHER LENDERS.  Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under





                                      NOTE
the Security Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

      G. 10.07 FAILURE TO ACT. Except for action expressly required of the Agent hereunder and under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

      H.   10.08   RESIGNATION OR REMOVAL OF AGENT.  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of the Company (which consent shall not be unreasonably withheld); provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing and the Commitments have been terminated and/or the Loans and other amounts payable by the Obligors hereunder have been declared forthwith due and payable. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

      I.   10.09   AGENCY FEE.  So long as the Commitments are in effect and
until payment in full of the principal of and interest on the Loans and all other amounts payable by the Company hereunder, the Company will pay to the Agent an agency fee in the amount agreed in writing between the Company and the Agent, payable quarterly in arrears commencing on June 30, 1998 and on the last day of each calendar quarter thereafter; provided that if the Commitments shall have been terminated prior to such date, the agency fee shall be payable on the date of such termination. Such fee, once paid, shall be non-refundable.

      J.   10.10   CONSENTS UNDER OTHER LOAN DOCUMENTS.  Except as otherwise
provided in Section 11.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that the Agent may (without any such prior consent), consent to amendments of the Security Documents which merely increase the collateral





                                      NOTE
security provided and provided, further, that no such consent shall be required, and the Agent is hereby authorized to release any Lien covering Property that is the subject of a Disposition of Property permitted hereunder.

      K.   10.11   SYNDICATION AGENT.  The Syndication Agent named on the cover page of this Agreement shall have no duties, obligations or responsibilities hereunder except in its capacity as a Lender.

                        XII.  SECTION 11.  MISCELLANEOUS

      A.   11.01   WAIVER.  No failure on the part of the Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      B.   11.02   NOTICES.  All notices, requests and other communications
provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient (a) if to the Company or to the Agent at the "Address for Notices" specified below its name on the signature pages hereof or (b) if to any Lender at the address (or telecopy number) set forth in such Lender's Administrative Questionnaire; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      C.   11.03   EXPENSES, ETC.  The Company agrees to pay or reimburse each of the Lenders and the Agent for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to First Union) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated); (b) all reasonable out-of-pocket costs or allocated costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees, allocated costs and expenses of legal counsel, which may be employees of the Lenders or the Agent) in connection with
(i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all





                                      NOTE
transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

           The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Lender from, and hold the Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (including any Lien filed against all or any part of the Property of the Company and its Subsidiaries in favor of any governmental entity, but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased at any time by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period prior to the termination of the Commitments and the payment in full of the Loans and other amounts owing hereunder and under the other Loan Documents when the Agent or any Lender shall be in possession of any such site or facility following the exercise by the Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents to the extent such Release results from a continuation of conditions previously in existence at, or practices theretofore employed in connection with the operation of, such site or facility.

      D.   11.04   AMENDMENTS, ETC.  Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Lenders, or by the Company and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless





                                      NOTE
by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal,
(iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the terms of this Section 11.04, (vii) modify the definition of the term "Majority Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or modify Section 4.07(b) or
Section 11.06(b)(ii) or (iii) hereof, or (viii) waive any of the conditions precedent set forth in Section 6.01 hereof, (b) any increase in, or extension of the term of, the Commitment of any Lender shall require the consent of such Lender and (c) any modification of any of the rights or obligations of the Agent or any Issuing Bank shall require the consent of the Agent or such Issuing Bank, as the case may be.

      E.   11.05   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      F.   11.06   ASSIGNMENTS AND PARTICIPATIONS.

           (a) The Company may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

           (b) Each Lender may assign any of its Loans, its Note, its Commitment and its Letter of Credit Interest with the consent of the Company and the Agent, and in the case of the Commitment or the Letter of Credit Interest, each Issuing Bank (which consents shall not be unreasonably withheld) pursuant to an Assignment and Acceptance substantially in the form of Exhibit G hereto; provided that:

           (i) no such consent by the Company shall be required in the case of any assignment to another Lender or in any case if an Event of Default has occurred and is continuing;

           (ii) each assignment by a Lender of its Loans, Note or Commitment or Letter of Credit Interest shall be made in such a manner so that the same portion of such Loans, Note, Commitment and (if applicable) Letter of Credit Interest is assigned to the respective assignee; and

           (iii) any such assignment of less than all of such Lender's interests in the Loans, Note and Commitment, as the case may be, shall be in an aggregate amount at least equal to $10,000,000 ($5,000,000 if the assignee is already a Lender).

Upon execution and delivery by the assignor and assignee to the Company, the Agent and, if applicable, the Issuing Banks of such Assignment and Acceptance, and upon consent thereto by the Company, the Agent and Issuing Bank, to the extent required above, the assignee shall have,





                                      NOTE
to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans and, if applicable, Letter of Credit Interests (or portions thereof) assigned to it as specified in such Assignment and Acceptance (in addition to the Commitment, Loans and/or Letter of Credit Interests, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion(s) thereof) so assigned. Upon each such assignment (other than an assignment required under Section 5.07 hereof) the assigning Lender shall pay the Agent an assignment fee of $3,000.

           (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part (in a minimum amount of $5,000,000) of any Loans or Letter of Credit Interests held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the rights and benefits of the provisions of Section 8.01(i) hereof with respect to its participation in such Loans, Letter of Credit Interests and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Loan Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof in respect of Loans or Letter of Credit Interests held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans, Letter of Credit Interests and Commitment, and as if such Lender were funding each of such Loans, Letter of Credit Interests and Commitment in the same way that it is funding the portion of such Loans, Letter of Credit Interests and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans, (vi) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 10.10 or 11.04 hereof, requires the consent of each Lender or (vii) release (or terminate any Lien on) all or substantially all of the Collateral except as provided in the Security Documents with respect to such Collateral in any of the Security Documents.

           (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.06, any Lender may (without notice to the Company, the Agent or any other Lender and without payment of any fee) (i) assign and pledge all or any portion of its Loans, Note and/or Letter of Credit Interests to any Federal Reserve Bank as





                                      NOTE
collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans, Note and Letter of Credit Interests to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

           (e) A Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.12(b) hereof.

           (f) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Company or any of its Subsidiaries or Affiliates without the prior consent of each Lender.

      G.   11.07   SURVIVAL.  The obligations of the Company under Sections
5.01, 5.05, 5.06, 5.08 and 11.03 hereof, and the obligations of the Lenders under Section 10.05 hereof, shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or the issuance of a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or the issuance of a Letter of Credit), any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

      H.   11.08   CAPTIONS.  The table of contents and captions and section
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      I. 11.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      J.   11.10   GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS AND VENUE.

           (a) This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

           (b) The Company hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought in the United States District





                                      NOTE

Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

           (c) The Company hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by the Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto. Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Company in such other jurisdictions, and in such manner, as may be permitted by applicable law.

           (d) The Company hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Loan Documents brought in any such court and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      K.   11.11   WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE AGENT AND
THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      L.   11.12   TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

           (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Company hereby authorizes each Lender to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of clause (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments.

           (b) Each Lender and the Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any





                                      NOTE
nonpublic information supplied to it by any Obligor pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to any Lender's examiners, auditors or accountants, (iv) to the Agent, the Syndication Agent named on the cover page of this Agreement or any other Lender, (v) in connection with any litigation to which any one or more of the Lenders or the Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in clause (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit F hereto; provided, further, that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by any Obligor. The obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 11.12 upon the date upon which such assignee becomes a Lender hereunder pursuant to Sections 2.03(c), 2.10 or 11.06 hereof.





                                      NOTE

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                       COMPANY
                                       -------

                                       SUIZA FOODS CORPORATION


                                       By:     /s/ J. MICHAEL LEWIS
                                             ---------------------------------
                                       Title:     Vice President

                                       Address for Notices:

                                       3811 Turtle Creek Boulevard
                                       Suite 1300
                                       Dallas, Texas  75219

                                       Attention:  Gregg L. Engles

                                       Telecopier No.:  (214) 528-9929

                                       Telephone No.:  (214) 528-9922





                                      NOTE

                                    LENDERS


Commitment                                                    FIRST UNION NATIONAL BANK
----------

                                                              /s/ JORGE GONZALEZ
                                                              ----------------------------
$50,000,000                                                   By:    Jorge Gonzalez
                                                              Title: Senior Vice President


Commitment                                                    THE FIRST NATIONAL BANK OF
----------
                                                              CHICAGO


                                                              /s/ JAMES F. GABBA
                                                              ----------------------------
$50,000,000                                                   By:    James F. Gabba
                                                              Title: Customer Service Officer


Commitment                                                    BANK OF AMERICA NT&SA
----------


                                                              /s/ W. THOMAS BARNETT
                                                              ----------------------------
$40,000,000                                                   By:    W. Thomas Barnett
                                                              Title: Managing Director


Commitment                                                    NATIONSBANK, N.A.
----------


                                                              /s/ THOMAS J. BUTKAS
                                                              ----------------------------
$40,000,000                                                   By:    Thomas J. Butkas
                                                              Title: Vice President

Commitment                                                    BANCO POPULAR DE PUERTO RICO
----------


                                                              /s/ HECTOR A. VINA
                                                              ----------------------------
$36,000,000                                                   By:    Hector A. Vina
                                                              Title: Vice President


                                                              /s/ KAREN HAMILTON
                                                              ----------------------------
                                                              By:    Karen Hamilton
                                                              Title: Vice President





                                      NOTE



Commitment                                                    THE BANK OF NOVA SCOTIA
----------


                                                              /s/ F.C.H. ASHBY
                                                              ----------------------------
$36,000,000                                                   By:    F.C.H. Ashby
                                                              Title: Senior Manager Loan Operations


Commitment                                                    THE BANK OF TOKYO - MITSUBISHI,
----------
                                                              LTD., HOUSTON AGENCY


                                                              /s/ DOUGLAS M. BARNELL
                                                              ----------------------------
$36,000,000                                                   By:    Douglas M. Barnell
                                                              Title: Vice President


Commitment                                                    CREDIT AGRICOLE INDOSUEZ
----------


                                                              /s/ KATHERINE L. ABBOTT
                                                              ----------------------------
$36,000,000                                                   By:    Katherine L. Abbott
                                                              Title: First Vice President


                                                              /s/ W. LEROY STARTZ
                                                              ----------------------------
                                                              By:    W. Leroy Startz
                                                              Title: First Vice President

Commitment                                                    CREDIT LYONNAIS NEW YORK BRANCH
----------


                                                              /s/ ROBERT IVOSEVICH
                                                              ----------------------------
$36,000,000                                                   By:    Robert Ivosevich
                                                              Title: Senior Vice President


Commitment                                                    FLEET NATIONAL BANK
----------


                                                              /s/ STEVE KALIN
                                                              ----------------------------
$36,000,000                                                   By:    Steve Kalin
                                                              Title: Vice President


Commitment                                                    WELLS FARGO BANK (TEXAS) N.A.
-----------


                                                              /s/ BRENT BERTINO
                                                              ----------------------------
$36,000,000                                                   By:    Brent Bertino
                                                              Title: Assistant Vice President





                                      NOTE

Commitment                                                    CIBC INC.
----------


                                                              /s/ CHERYL ROOT
                                                              ----------------------------
$32,000,000                                                   By:    Cheryl Root
                                                              Title: Executive Director

Commitment                                                    COMPAGNIE FINANCIERE DE
----------                                                    CIC ET DE L'UNION EUROPEENNE


                                                              /s/ BRIAN O'LEARY
                                                             ----------------------------
$32,000,000                                                   By:    Brian O'Leary
                                                              Title: Vice President


                                                              /s/ ANTHONY ROCK
                                                              ----------------------------
                                                              By:    Anthony Rock
                                                              Title: Vice President


Commitment                                                    COOPERATIEVE CENTRALE RAIFFEISEN-
----------                                                    BOERENLEENBANK B.A., "RABOBANK
                                                              NEDERLAND", NEW YORK BRANCH


                                                              /s/ W PIETER C. KODDE
                                                              ----------------------------
$32,000,000                                                   By:    W Pieter C. Kodde
                                                              Title: Vice President


                                                              /s/ M. CHRISTINA DEBLER
                                                              ----------------------------
                                                              By:    M. Christina Debler
                                                              Title: Vice President


Commitment                                                    HARRIS TRUST AND SAVINGS BANK
----------


                                                              /s/ KAREN L. KNUDSEN
                                                              ----------------------------
$32,000,000                                                   By:    Karen L. Knudsen
                                                              Title: Vice President





                                      NOTE

Commitment                                                    SOCIETE GENERALE, SOUTHWEST
----------                                                    AGENCY



                                                              /s/ CHRISTOPHER J. SPELTZ
                                                              ----------------------------
$32,000,000                                                   By:    Christopher J. Speltz
                                                              Title: Director


Commitment                                                    AMSOUTH BANK
----------


                                                              /s/  MARY ANN RABURN
                                                              ----------------------------
$24,000,000                                                   By:    Mary Ann Raburn
                                                              Title: Vice President


Commitment                                                    BANK ONE, TEXAS, N.A.
----------


                                                              /s/ CHRIS W. HOLDER
                                                              ----------------------------
$24,000,000                                                   By:    Chris W. Holder
                                                              Title: Vice President


Commitment                                                    BANKBOSTON N.A.
----------


                                                              /s/ ESTEBAN ARRONDO
                                                              ----------------------------
$24,000,000                                                   By:    Esteban Arrondo
                                                              Title: Vice President


Commitment                                                    BANQUE NATIONALE DE PARIS
----------
                                                              HOUSTON AGENCY


                                                              /s/ DAVID CAMP
                                                              ----------------------------
$24,000,000                                                   By:    David Camp
                                                              Title: Assistant Vice President





                                      NOTE

Commitment                                                    BHF-BANK AKTIENGESELLSCHAFT
----------


                                                              /s/ JOHN SYKES
                                                              ----------------------------
$24,000,000                                                   By:    John Sykes
                                                              Title: Vice President


                                                              /s/ THOMAS J. SCIFO
                                                              ----------------------------
                                                              By:    Thomas J. Scifo
                                                              Title: Assistant Vice President


Commitment                                                    THE INDUSTRIAL BANK OF JAPAN,
----------
                                                              LIMITED


                                                              /s/ WALTER WOLFF
                                                              ----------------------------
$24,000,000                                                   By:    Walter Wolff
                                                              Title: Senior Vice President


Commitment                                                    THE LONG-TERM CREDIT BANK OF
----------
                                                              JAPAN, LIMITED


                                                              /s/ SADAO MURAOKA
                                                              ----------------------------
$24,000,000                                                   By:    Sadao Muraoka
                                                              Title: Head of Southwest Region


Commitment                                                    MELLON BANK, N.A.
----------


                                                              /s/ MARTIN J. RANDAL
                                                              ----------------------------
$24,000,000                                                   By:    Martin J. Randal
                                                              Title: Assistant Vice President


Commitment                                                    THE MITSUBISHI TRUST AND BANKING
----------
                                                              CORPORATION


                                                              /s/ MR. NOBUO TOMINAGA
                                                              ----------------------------
$24,000,000                                                   By:    Mr. Nobuo Tominaga
                                                              Title: Chief Manager





                                      NOTE

Commitment                                                    NATEXIS BANQUE BFCE
----------


                                                              /s/ MARK A. HARRINGTON
                                                              ----------------------------
$24,000,000                                                   By:    Mark A. Harrington
                                                              Title: Vice President and Regional Manager


                                                              /s/ PAUL H. DIOURI
                                                              ----------------------------
                                                              By:    Paul H. Diouri
                                                              Title: Assistant Treasurer


Commitment                                                    NATIONAL CITY BANK OF KENTUCKY
----------


                                                              /s/ DONALD PULLEN
                                                              ----------------------------
$24,000,000                                                   By:    Donald Pullen
                                                              Title: Vice President


Commitment                                                    THE ROYAL BANK OF SCOTLAND PLC
----------


                                                              /s/ DEREK BONNAR
                                                              ----------------------------
$24,000,000                                                   By:    Derek Bonnar
                                                              Title: Vice President


Commitment                                                    THE SANWA BANK, LIMITED,
----------
                                                              NEW YORK BRANCH


                                                              /s/ CHRISTOPHER DICARLO
                                                              ----------------------------
$24,000,000                                                   By:    Christopher DiCarlo
                                                              Title: Assistant Vice President

Commitment                                                    THE SUMITOMO TRUST & BANKING CO.
----------
                                                              LTD., NEW YORK BRANCH


                                                              /s/ SURAJ P. BHATIA
                                                              ----------------------------
$24,000,000                                                   By:    Suraj P. Bhatia
                                                              Title: Senior Vice President





                                      NOTE

Commitment                                                    SUNTRUST BANK, ATLANTA
----------


                                                              /s/ F. STEVEN PARRISH
                                                              ----------------------------
$24,000,000                                                   By:    F. Steven Parrish
                                                              Title: Vice President


                                                              /s/ WILLIAM J.R. MAYFIELD
                                                              ----------------------------
                                                              By:    William J.R. Mayfield
                                                              Title: Vice President


Commitment                                                    THE TOKAI BANK, NEW YORK BRANCH
----------


                                                              /s/ SHINICHI NAKATANI
                                                              ----------------------------
$24,000,000                                                   By:    Shinichi Nakatani
                                                              Title: Assistant General Manager


Commitment                                                    THE TOYO TRUST & BANKING CO., LTD.
----------


                                                              /s/ T. MIKUMO
                                                              ----------------------------
$24,000,000                                                   By:    T. Mikumo
                                                              Title: Vice President





                                      NOTE

                                       AGENT
                                       -----

                                       FIRST UNION NATIONAL BANK,
                                       as Agent


                                       /s/ JORGE GONZALEZ
                                       ----------------------------
                                       By: Jorge Gonzalez
                                       Title: Senior Vice President

                                       Address for Notices to the Agent:

                                       First Union National Bank
                                       301 S. College Street TW-10
                                       Charlotte, NC  28288-0608

                                       Attention:  Syndication Agency Services

                                       Telecopier No.:  (704) 383-0288

                                       Telephone No.:   (704) 383-0281





                                      NOTE